                                                                    EXHIBIT 2.10

                         REAL ESTATE MATTERS AGREEMENT


     This Real Estate Matters Agreement (the "Agreement") is entered into as of the 15/th/ day of December, 2000 by and between Catalytica, Inc., a Delaware corporation ("Catalytica") and Catalytica Energy Systems, Inc., a Delaware corporation, formerly known as Catalytica Combustion Systems, Inc., ("CESI"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Merger.

                                    RECITALS

     WHEREAS, Catalytica, Synotex Company, Inc., a Delaware corporation ("Synotex") and Synotex Acquisition Corporation, a Delaware corporation ("Merger Sub"), have entered into that certain Agreement and Plan of Merger dated as of August 2, 2000 pursuant to which, subject to the terms and conditions thereof, Merger Sub will be merged with and into Catalytica, the separate existence of Merger Sub shall cease and Catalytica shall continue as the surviving corporation under the name DSM Catalytica Pharmaceuticals, Inc. (the "Plan of Merger").

     WHEREAS, as a part of the Plan of Merger, CESI shall be spun-out of Catalytica and become a wholly separate public company.

     WHEREAS, the parties desire to set forth certain agreements regarding the real property located at 430 Ferguson Drive, Mountain View, California (the "Demised Premises"); including that (i) the lease for the Demised Premises shall be assigned to CESI by Catalytica; (ii) CESI shall enter into a space sharing agreement with Catalytica; (iii) the necessary consents from the landlord under the lease shall be obtained; and (iv) certain transfers of personal property shall occur between CESI and Catalytica on the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and agreements herein set forth, Catalytica and CESI, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

     1.1  Assignment. Catalytica has assigned to CESI and CESI has accepted all
          ----------
of Catalytica's interest in, and assumed certain liabilities of Catalytica under that certain lease for the Demised Premises entered into as of January 1, 1993, as amended by that certain First Addendum to Lease dated October 23, 1997 and that certain Second Addendum to Lease dated June 29, 1998, by and between Jack Dymond Associates as lessor and Catalytica as lessee (the "Assignment"). A copy of the executed Assignment of Lease is attached hereto as Exhibit A.
                                                          ---------

     1.2  Consent to Assignment. Jack Dymond Associates has agreed and consented
          ---------------------
to the Assignment. A copy of Jack Dymond Associates' signed consent is attached as Exhibit B.
   ---------

     1.3  Space Sharing Agreement.  CESI shall grant to Catalytica the right to
          -----------------------
occupy a portion of the Demised Premises and Catalytica shall accept the same, pursuant to that certain Space

Sharing Agreement by and between CESI and Catalytica, the form of which is attached hereto as Exhibit C.
                   ---------

     1.4  Consent to Space Sharing. Jack Dymond Associates has agreed and
          ------------------------
consented to the Space Sharing Agreement. A copy of Jack Dymond Associates' signed consent is attached as Exhibit D.
                              ---------

     1.5  Transfer of Assets.  Catalytica and CESI agree to transfer the
          ------------------
personal property identified on Exhibit E attached on the terms and conditions
                                ---------
of the Bill of Sale attached as Exhibit E.
                                ---------

                                  ARTICLE II

     2.1 This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all previous communications, representations, understandings and agreements, either written or oral, among the parties.

     2.2 If any provision of this Agreement shall be held to be invalid and unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and each provision shall be valid and shall be enforced to the highest extent permitted by law.

     2.3 This Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the parties thereto.

     2.4 This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. A signature received by facsimile shall be deemed an original for the purposes of this Agreement.

     2.5 This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                        [signatures appear on next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year set forth above.


                                        CATALYTICA, INC.

                                        By:  /s/ Lawrence W. Briscoe
                                           ----------------------------------
                                        Name: Lawrence W. Briscoe
                                             --------------------------------

                                        Title: Chief Financial Officer
                                              -------------------------------




                                        CATALYTICA ENERGY SYSTEMS, INC.

                                        By: /s/ Lawrence W. Briscoe
                                           ----------------------------------

                                        Name: Lawrence W. Briscoe
                                             --------------------------------

                                        Title: Secrectary
                                              -------------------------------


                Signature Page to Real Estate Matters Agreement

                                 BILL OF SALE
                                 ------------

     For good and valuable consideration the receipt of which is hereby acknowledged, Catalytica, Inc., a Delaware corporation ("Seller"), does hereby sell, transfer, and convey to Catalytica Energy Systems, Inc., a Delaware corporation, or its designated assignee ("Buyer"), all of Seller's rights, title, interests and claims whatever in the personal property identified on
Schedule 1 attached hereto ("Personal Property").
----------

SELLER:

Catalytica, Inc.,
a Delaware corporation

By: /s/ Lawrence W. Briscoe
   --------------------------------

Its: Chief Financial Officer
    -------------------------------


DATED this 15th day of December, 2000.

                                   EXHIBIT A
                                   ---------

                              ASSIGNMENT OF LEASE

                              ASSIGNMENT OF LEASE

     THIS ASSIGNMENT OF LEASE shall be effective as of December 15, 2000 (the "Effective Date") and is made by and between CATALYTICA, INC., a Delaware corporation ("Assignor"), and CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation ("Assignee").

     This Assignment is made with reference to the following facts and circumstances:

     A. JACK DYMOND ASSOCIATES, a California general partnership, as lessor ("Lessor"), and Assignor, as Lessee, entered that certain Lease dated as of January 1, 1993 as amended by that certain First Addendum to Lease dated October 23, 1997 and further amended by that certain Second Addendum to Lease dated as of June 28, 1998 (collectively the "Lease"), whereby Lessor leased to Assignor those certain premises (the "Demised Premises") described as 430 Ferguson Drive, Mountain View, California.

     B. Assignor desires to assign to Assignee all of Assignor's right, title and interest in, under and to the Lease, and Assignee desires to accept such assignment.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1.   Assignment: Assignor hereby assigns, transfers and conveys to
               ----------
Assignee, and Assignee hereby accepts, as of the Effective Date, all of Assignor's right, title and interest in, under and to the Lease and the Demised Premises. Also effective as of the Effective Date, Assignee accepts this assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to Lessor and for the benefit of Assignor, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the Lessee under the Lease from and after the Effective Date, including, without limitation, the making of all payments due to, or payable on behalf of, Lessor under the Lease which may become due and payable on or after the Effective Date and the performance of all repair, maintenance and restoration obligations of Lessee with respect to the Demised Premises from and after the Effective Date.

          2.   Assignee's Indemnity: Assignee shall indemnify, defend, protect
               --------------------
and hold harmless Assignor from and against any and all expenses, costs, liabilities, and obligations of any nature, including reasonable attorneys' fees, (whether accrued, absolute, contingent or otherwise) arising from or relating to (i) the Demised Premises and/or the Lease that accrue on or after the Effective Date, (ii) any event or condition that occurs or exists on or with respect to the Lease and/or the Demised Premises on or after the Effective Date, and (iii) Assignee's breach of any obligations on Assignee's part to be performed under the Lease or this Assignment. The provisions of this paragraph shall survive the expiration or termination of the Lease and this Assignment.

          3.   Miscellaneous: Assignor and Assignee shall execute and deliver
               -------------
such additional documents and take such additional actions as either may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. If either party brings an action or legal proceeding with respect to this Assignment, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. If any one or more of the provisions of this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.




                           [Signatures on Next Page]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment intending it to be effective as of the Effective Date.


                                ASSIGNOR:

                                CATALYTICA, INC.,
                                a Delaware corporation


                                By: /s/ Lawrence W. Briscoe
                                   -----------------------------

                                Title: Chief Financial Officer
                                      -------------------------

                                Date: December 15, 2000
                                     ---------------------------



                                ASSIGNEE:

                                CATALYTICA ENERGY SYSTEMS, INC.,
                                a Delaware corporation


                                By: /s/ Craig N. Kitchen
                                   -----------------------------

                                Title: President and Chief Executive Officer
                                      --------------------------------------

                                Date: December 15, 2000
                                     ---------------------------

                                   EXHIBIT B
                                   ---------

                              CONSENT OF LANDLORD

                          [LETTERHEAD OF CATALYTICA]

                              September 13, 2000

Mr. Ronald Meredith
Property Manager
Jack Dymond Associates
450 First St.
Los Altos, CA 94022

     RE: Lease ("Lease") by and between Jack Dymond Associates ("Lessor") and Catalytica, Inc. ("Catalytica") for Premises located at 430 Ferguson Drive, Mountain View, CA ("Premises")

 Dear Ron:

     Catalytica is requesting to assign the existing Lease to its subsidiary, Catalytica Combustion Systems, Inc. ("CCSI"), under the terms of the Assignment Agreement attached to this letter. The assignment is occurring as part of a transaction in which Catalytica may spin-off CCSI as a new entirely separate public company (the assignment and potential spin-off collectively called the "Assignment"). The use of the Premises by CCSI will remain unchanged after the Assignment, and, as required by the Lease, Catalytica will continue to remain secondarily liable for the obligations of "Lessee" under the Lease after the Assignment.

     Under Article 14 of the Lease, the consent to the Assignment may require Lessor's consent. I am requesting by this letter that you review the attached Assignment Agreement, agree that this notice is sufficient to satisfy all of the requirements of Article 14 of the Lease regarding the Assignment, and consent to the Assignment as proposed in this letter and the attached Assignment Agreement by signing the acknowledgement below.

     Thank you very much for your cooperation. If you have any questions regarding this matter, please do not hesitate to call me.

                              Sincerely,

                              /s/ Bill Kerba

                              Bill Kerba
                              Facilities Director & E.H.&S.

Jack Dymond Associates hereby consents to the assignment of the Lease as set forth above:

JACK DYMOND ASSOCIATES


By: /s/ Betty [Illegible]
   ---------------------------

Its: Partner
    --------------------------

                                   EXHIBIT C
                                   ---------

                            SPACE SHARING AGREEMENT

                                                                  EXECUTION COPY
                                                                  --------------

                            SPACE SHARING AGREEMENT

     THIS SPACE SHARING AGREEMENT (this "Agreement") is dated as of December
15, 2000, and is made by and between Catalytica Energy Systems, Inc., a Delaware corporation formerly known as Catalytica Combustion Systems, Inc. ("CESI"), and Catalytica, Inc. a Delaware corporation ("Catalytica"). CESI and Catalytica agree as follows:

                                   RECITALS:
                                   --------

     A. Jack Dymond Associates, a California general partnership ("Master Lessor") and Catalytica entered into a Lease dated January 1, 1993 ("Lease"), respecting certain premises (the "Demised Premises") located at 430 Ferguson Drive, Mountain View, California, as amended by that certain First Addendum to Lease dated October 23, 1997 ("First Addendum"), that certain Second Addendum to Lease dated June 29, 1998 ("Second Addendum") and, together with the Lease, the First Addendum and the Second Addendum, the "Master Lease"), and that certain consent letter by Master Lessor and Catalytica dated September 13, 200O. Terms not otherwise defined herein shall have the same meaning as in the Master Lease.

     B. Catalytica assigned its interest in the Master Lease to CESI pursuant to that certain Assignment of Lease dated September 13, 200O (the "Assignment Agreement"). A copy of all of the documents constituting the Master Lease and the Assignment Agreement are attached hereto as Exhibit A. CESI agrees to
                                                ---------
sublease and demise to Catalytica and Catalytica agrees to sublease and demise from CESI that portion of the Demised Premises depicted on Exhibit B to this
                                                           ---------
Agreement ("Final Occupancy Premises").

     C. The parties to this Agreement acknowledge that, as of the date of this Agreement, they are affiliates and have each occupied a portion of the Demised Premises. The purpose of this Agreement is to provide for a division of the space currently occupied by the parties and to identify procedures that shall apply between the parties regarding the Demised Premises when they are no longer affiliates.

                                  AGREEMENT:
                                  ---------

     1.   Occupancy Premises: Subject to the terms and conditions set forth
          ------------------
herein, CESI subleases and demises to Catalytica, and Catalytica hires and subleases from CESI, the Final Occupancy Premises consisting of 10,910 square feet of laboratory space ("Lab Space") and 10,310 square feet of office space ("Office Space") shown on Exhibit B. Catalytica shall also be permitted to use
                          ---------
the parking areas associated with the Final Occupancy Premises on a non-exclusive basis. Catalytica acknowledges that on the Commencement Date (defined below), it shall occupy only a portion of the Final Occupancy Premises as identified on Exhibit C (the "Initial Occupancy Premises"). From and including
              ---------
the Commencement Date to and excluding the date upon which CESI provides to Catalytica the Remainder Space (as defined below), references to the Final Occupancy Premises shall mean only the Initial Occupancy Premises for purposes of this Agreement, including the calculation of Base Rent (as defined in paragraph 6). CESI will provide to Catalytica the remainder of the Final Occupancy Premises (the "Remainder Space") within six (6) months following the Commencement Date. The parties acknowledge that CESI will use its reasonable best efforts to deliver portions of the Remainder Space to Catalytica as rapidly as reasonably practicable. Upon delivery of any of the Remainder Space by CESI to Catalytica, such space shall be deemed a portion of the Final Occupancy Premises for the purposes of this Agreement, including the calculation of Base Rent (as defined in paragraph 6).

     2.   Use: The Final Occupancy Premises shall be used for the uses permitted
          ---
by applicable law and by Sections 5.01 and 5.02 of the Lease and for no other purpose without Master Lessor's and CESI's prior written consent. CESI and Catalytica expressly acknowledge that any use as a biological laboratory is expressly subject to Catalytica obtaining all required permits and licenses relative to the activities Catalytica proposes to conduct on the Demised Premises.

     3.   Term: The initial term ("Term") of this Agreement shall commence on
          ----
December 15, 2000 ("Commencement Date"), and shall terminate on the earliest to occur of: (a) December 31, 2003, (b) the date this Agreement is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms. This Agreement may be extended beyond the Term, for such period as the parties shall agree, in accordance with Section 15 of this Agreement.

     4.   Condition of Premises: CESI makes no representations or warranties of
          ---------------------
any kind or nature, express or implied, with respect to the condition or fitness for use of the Final Occupancy Premises and, except as expressly provided elsewhere in this Agreement, Catalytica accepts the Final Occupancy Premises "as is"; provided that CESI equipment, if any, will be removed from the Final Occupancy Premises prior to delivery of the Remainder Space (pursuant to Paragraph 1) in an orderly manner without damage to such Final Occupancy Premises.

     5.   Separation and Delivery of Premises: Catalytica acknowledges that the
          -----------------------------------
Final Occupancy Premises are not separated by a demising wall from the remainder of the building of which the Final Occupancy Premises forms a part, and equipment and other improvements will have to be moved in order to accommodate Catalytica in the Final Occupancy Premises. Catalytica and CESI agree that CESI shall perform the improvements and that the parties shall in good faith determine the appropriate method for moving equipment in accordance with a plan mutually agreed to by CESI and Catalytica. Such improvements shall be subject to the consent of Master Lessor and CESI on the terms and conditions set forth in this Agreement (and the Master Lease as incorporated into this Agreement). CESI shall pay for the removal and relocation of CESI equipment from the Final Occupancy Premises to another location. Catalytica shall pay all costs associated with the demolition of improvements in, and restoration or other improvement of the Final Occupancy Premises (including, for example, the demolition of the analytical lab space in the Final Occupancy Premises, and any removal or relocation of fume hoods in the Final Occupancy Premises) in accordance with the terms and conditions for installation of Alterations as set forth in Section 8 hereof. Except as otherwise set forth in the previous sentence, the parties each party shall bear its own costs associated with the moving of equipment and of related activities.

     6.   Rent:
          ----

          (a)  Base Rent. During the first year of the Term, Catalytica shall
               ---------
pay to CESI as base monthly rent ("Base Rent") $2.90 per square foot for the Office Space (at a rate of $.88 per square foot for monthly rent under the Master Lease (the "Monthly Rent Amount") and $2.02 per square foot for costs for Included Services as defined in Paragraph 6(c) below) and $6.50 per square foot for the Lab Space (at a rate of $.88 per square foot for monthly rent under the Master Lease and $5.62 per square foot for costs for Included Services as defined in Paragraph 6(c) below), for a total monthly Base Rent upon delivery by CESI of full occupancy of the Final Occupancy Premises of ($100,292.00). The parties acknowledge pursuant to Paragraph 1 above that until full occupancy of Final Occupancy Premises is delivered, Catalytica shall only pay Base Rent on those portions of the Final Occupancy Premises delivered by CESI for occupancy by Catalytica. The details associated with the calculation of the foregoing amounts, including the categories for particular charges paid by CESI, are attached hereto as Exhibit E, which is incorporated herein by reference. On the
                   ---------
first anniversary of the Term, CESI shall have the right to increase the portions of the Base Rent representing the Included Services by up to ten percent (10%) based on the increase in the cost to CESI of such Included Services during the first year of the Term, as reasonably determined by CESI. On the second anniversary of the Term, CESI shall have the right to increase the portions of the Base Rent representing the Included Services by up to ten percent (10%) over those costs charged during the second year of the Term based on CESI's reasonable determination of the increase in the cost to CESI of such Included Services during the second year of the Term. Catalytica shall have the right to receive reasonable substantiation of such increased costs under this
Section 6(a) and Section 6(c).

     Base Rent and Additional Rent (as defined in subparagraph 6(b) hereof), except as otherwise set forth in subparagraph 6(b) hereof, shall be paid to CESI on or before the first (1st) day of each month during the Term. Base Rent and Additional Rent (as defined in subsection (c) below) (collectively, "Rent") for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in such month and on the actual portion of the Final Occupancy Premises actually delivered for each such day. Rent shall be payable without notice or demand and without any deduction, offset, or abatement except as expressly set forth herein, in lawful money of the United States of America. Rent shall be paid directly to CESI at 430 Ferguson Drive, Mountain View, California 94043, Attention: Accounts Receivable, or such other address as may be designated in writing by CESI. At least thirty (30) days prior to the applicable anniversary of the Term, CESI shall advise Catalytica in writing of CESI's determination of the change in the Included Services (as defined in Paragraph 6(c)) and the Base Rent. Unless Catalytica advises CESI within twenty
(20) days of Catalytica's receipt of such notice that Catalytica desires an audit of such calculation, such determination shall be final. If Catalytica requests an audit, the parties shall cooperate and shall expedite the completion of such audit and shall in good faith reach agreement on the new Base Rent. Until agreement is reached, Catalytica shall pay the new Base Rent determined by CESI; after the mutually acceptable Base Rent is determined, the parties shall make a retroactive adjustment, to account for the difference in the amount paid by Catalytica and the amount of the new Base Rent.

          (b)  Additional Rent. All monies other than Base Rent required to be
               ---------------
paid by Catalytica under this Agreement with respect to the Final Occupancy Premises shall be deemed additional rent ("Additional Rent"). Catalytica shall pay such amounts of Additional Rent to CESI no later than ten (10) business days after written demand therefor by CESI.

          (c)  Services. CESI agrees to provide and to include the costs of the
               --------
following services as part of the Base Rent ("Included Services"), in the same amount, type and quality as were provided to the Final Occupancy Premises prior to the Commencement Date: (i) electricity, gas, sewer, janitorial and garbage services; (ii) office supplies; (iii) photocopiers; (iv) hazardous waste management services (excluding disposal costs which will be billed directly to Catalytica); (v) shipping and receiving services; (vi) security (including security badge issuance) and fire systems; (vii) repair and maintenance of the Final Occupancy Premises (excluding, however, Catalytica's personal property in the Final Occupancy Premises, the heating and cooling units used for Catalytica's laboratory equipment located on the pad outside the building, and any damage to the Final Occupancy Premises caused by Catalytica other than ordinary wear and tear); "real property taxes" and payments to Master Lessor to reimburse Master Lessor for Master Lessor's insurance obligations under the Master Lease; (viii) telephone services (provided, however, CESI shall have the right to charge Catalytica the costs for use of any T-l lines between the Final Occupancy Premises and any other location); and (ix) reception services. CESI shall not be obligated to provide the Included Services in an amount or type not summarized on Exhibit E hereof. The parties acknowledge that the precise level
              ---------
of services to Catalytica hereunder will not be capable of final resolution until Catalytica has fully occupied the Final Occupancy Premises. The level of services shall reflect the allocations made pursuant to Exhibit E. CESI shall
                                                        ---------
have the right to charge Catalytica separately for any services provided in excess of the amounts allocated for each of such items as reflected in Exhibit E
                                                                       ---------
or the applicable revision thereof. The parties agree to evaluate from time to time the levels of services provided to Catalytica and to adjust the charges for Individual Services, and thus Base Rent, accordingly, notwithstanding section 6(a) or any other part of this section 6 (c).

     7.   CESI Obligations:
          ----------------

          (a) CESI is receiving payments from Catalytica that CESI will in turn pay to third parties, including the Master Lessor. CESI agrees to pay Master Lessor and applicable third parties for the services covered by this Agreement for which payments are made hereunder by Catalytica.

          (b) Catalytica shall be entitled to receive all services and repairs to be provided by Master Lessor under the Master Lease. Notwithstanding the foregoing, if Master Lessor shall fail or refuse to perform the repairs and to provide the services required by the Master Lease with respect to the Final Occupancy Premises, Catalytica agrees to look solely to Master Lessor for its remedies. CESI shall have no obligation or liability to Catalytica in respect of any default by CESI under this Agreement which results from or corresponds to any default by Master Lessor under the Master Lease (but CESI shall exercise such efforts to cause Master Lessor to cure such default as CESI would exercise on its own behalf with respect to space occupied by CESI, provided that CESI
                                                          --------
shall not be required to incur any unreimbursed expenses or perform any legal services for which it is not appropriately compensated.)

          (c) CESI represents that with respect to the period of time between the date it was assigned the Master Lease and the date of this Agreement: (i) to the best of CESI's knowledge, CESI is not in default with respect to any obligation of CESI (as tenant) under the Master Lease, (ii) the Master Lease is in full force and effect, and no notices of default under the Master Lease have been sent or received by CESI, and (iii) the Master Lease has not been amended or modified other than pursuant to the First Addendum and the Second Addendum.

     8.   Surrender and Alterations: Catalytica shall not be permitted to make
          -------------------------
any leasehold improvements ("Alterations") to the Final Occupancy Premises without the advance written consent of Master Lessor (pursuant to the terms of the Master Lease) and CESI (which consent shall not be unreasonably withheld); provided, that, at Catalytica's option and upon Catalytica's request, CESI shall perform the Alterations for Catalytica at Catalytica's cost and expense plus an additional ten percent (10%) administrative charge. Catalytica shall provide CESI notice of its desire to install Alterations, and the parties shall cooperate and use reasonable commercial efforts to complete the Alterations as soon as reasonably practicable. CESI's consent to an Alteration shall not be unreasonably withheld or delayed and as a condition to giving such consent, CESI may require that such Alteration be removed at the end of the Agreement Term; provided, however, that a failure to condition the performance of an Alteration
--------  -------
on a requirement that it be removed at the end of the Term shall not preclude CESI from requiring such removal at the end of the Term, as may be extended, unless CESI agrees in writing not to require such removal. If Master Lessor or CESI does not consent to the surrender of such Alterations at the expiration or earlier termination of the Term, then prior to expiration or earlier termination of this Agreement, Catalytica shall remove from the Final Occupancy Premises, at Catalytica's sole cost and expense, such Alterations, along with all of its trade fixtures and personal property, and shall surrender the Final Occupancy Premises to CESI in good condition and repair, free of Hazardous Materials (defined below) brought on to the Final Occupancy Premises by Catalytica, its agents, employees, subtenants or invitees or otherwise resulting from Catalytica Contamination (defined below), reasonable wear and tear, casualties and condemnation, excepted. In addition, Catalytica shall be required (if required by the Master Lessor) to remove, at its sole cost and expense, those improvements identified on Exhibit D. If the Final Occupancy Premises are not
                           ---------
surrendered in accordance with the terms of this Paragraph 8, then Catalytica shall be liable to CESI for all reasonable costs incurred by CESI (including any charges by Master Lessor under the Master Lease) in returning the Final Occupancy Premises to such required condition, plus interest thereon at the lesser of ten percent (10%) per annum or the maximum rate allowable by law for the period between surrender and payment.

         9. Holdover: If Catalytica remains in possession of the Final Occupancy
            --------
Premises after the expiration or earlier termination of this Agreement, Catalytica's continued possession shall be a month to month tenancy. CESI and Catalytica shall continue to comply with and perform all the terms and obligations of this Agreement. Unless CESI consents in writing to such holdover, Catalytica shall pay Base Rent equal to one hundred and fifty percent (150%) of all Base Rent payable at the rate in effect immediately preceding the termination of this Agreement and shall also pay all Additional Rent. Catalytica shall also indemnify, protect, defend and hold harmless CESI, its officers, directors, employees, agents and assigns, from and against all loss and liability to CESI (and each of them) resulting from Catalytica's holding over.

Notwithstanding the foregoing, Catalytica shall have no obligation to CESI if the holding over by Catalytica is a direct result of a breach by CESI of this Agreement, or the Master Lease, and in such event CESI shall hold Catalytica harmless from all costs and expenses associated with CESI's breach.

          (a)  Quiet Enjoyment. So long as Catalytica pays all of the Base Rent
               ---------------
and Additional Rent due hereunder and performs all of Catalytica's other obligations hereunder, CESI shall do nothing to impair Catalytica's right to peaceably and quietly have, hold and enjoy the Occupancy Premises. CESI warrants that CESI has not entered into any agreements since the Master Lease was assigned to CESI giving any other person or entity the right to lease the Final Occupancy Premises.

     10.  Other Agreement Terms:
          ---------------------

          (a)  Incorporation By Reference. Except as inapplicable to, otherwise
               --------------------------
provided in or modified by this Agreement, the terms, provisions and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth herein at length; provided, however, that to the extent not inconsistent with the terms of this Agreement: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Agreement"; (ii) each reference to the "Demised Premises," shall be deemed a reference to the "Final Occupancy Premises" as defined herein; (iii) each reference to "Lessor" and "Lessee" shall be deemed a reference to "CESI" and "Catalytica", respectively; (iv) with respect to the performance of any obligation of Master Lessor under the Master Lease, the sole obligations of CESI shall be as set forth in Section 7 hereof; (v) with respect to any obligations of Catalytica the non-performance of which would constitute a default under
Section 18.01 (b) of the Master Lease as incorporated into this Agreement, Catalytica shall have twelve (12) days to perform or commence performance of the obligation; (vi) except as required pursuant to Section 7 hereof, CESI shall have no liability to Catalytica with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease or other obligations or liabilities of Master Lessor with respect to compliance with laws or condition of the Final Occupancy Premises, and (c) Master Lessor's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into the Agreement might otherwise operate to make CESI liable therefor;
(vii) with respect to any approval or consent required to be obtained from the "Lessor" under the Master Lease, Catalytica shall be required to obtain such approval or consent from Master Lessor and CESI, and the approval or consent of CESI may be withheld if Master Lessor's approval or consent is not obtained, provided, however, CESI's consent may not be unreasonably withheld or delayed if
--------  -------
Master Lessor provides its consent; and (viii) the following provisions of the Master Lease are expressly not incorporated herein by reference: Sections 1.0l,
                           ---
Article 2, Article 3, 6.01, 7.01, the first sentence of 9.01, 10.01, 10.02, 24,
28, 29.01, 30, 31.08, Exhibit A, Exhibit B, all of the First Addendum and all of
                      ---------  ---------
the Second Addendum.

          (b)  Assumption of Obligations. This Agreement is and at all times
               -------------------------
shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. CESI shall not commit or permit any of its employees or agents to commit on the Final Occupancy

Premises any act or omission which shall violate any term or condition of the Master Lease. Catalytica hereby expressly assumes and agrees during the Term of this Agreement to comply with all provisions of the Master Lease which are required to be performed by Catalytica hereunder. In the event of termination of CESI's interest as "Tenant" under the Master Lease for any reason, this Agreement shall terminate simultaneously with such termination of CESI's interest.

     11.  Notices: The address of each party shall be that address set forth
          -------
below their signatures at the end of this Agreement. Any party hereto may change its address for the purposes of this Section 11 by delivery of at least five (5) days prior written notice of such change to the other party in the manner set forth in this Section 11. All notices, demands or communications in connection with this Agreement shall be (i) in writing, (ii) properly addressed, and (iii) either (a) sent by prepaid, certified mail, return receipt requested, or (b) sent by recognized overnight courier service. Notices mailed in accordance herewith shall be deemed to have been given on the date such notice is actually received. If a notice is received or deemed received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease. CESI agrees to promptly provide Catalytica copies of all notices received from, or provided by CESI to, Master Lessor affecting the Occupancy Premises and Catalytica's occupancy thereof.

     12.  Hazardous Materials:
          -------------------

Catalytica shall advise CESI of any Hazardous Materials used or proposed for use in, on, under or about the Final Occupancy Premises. Immediately following the commencement of this Agreement, Catalytica shall make available at such time as CESI shall designate, a listing of Hazardous Materials Catalytica is using on the Initial Occupancy Premises. Catalytica shall update this listing as requested by CESI. Promptly after the preparation thereof, CESI will provide Catalytica with a copy of any Hazardous Materials Business Plan or similar document prepared pursuant to applicable law. Catalytica shall indemnify, defend with counsel reasonably acceptable to CESI, protect, and hold harmless CESI, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, release, disposal, discharge or emission of Hazardous Materials on or about the Final Occupancy Premises during the Term of this Agreement by Catalytica or Catalytica's employees, subtenants, agents or invitees other than CESI, Master Lessor or their agents or employees ("Catalytica Contamination"). Likewise to the extent that CESI uses any Hazardous Materials on, under or about the Demised Premises, CESI shall indemnify, defend with counsel reasonably acceptable to Catalytica, protect, and hold harmless Catalytica, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, tines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, release, disposal, discharge or emission of Hazardous Materials on or about the Demised Premises by CESI or CESI's employees, subtenants, agents or invitees other than Catalytica, Master Lessor or their agents or employees. The provisions of this Paragraph 11 shall survive the termination of this Agreement.

          (a) Each party shall be responsible for obtaining and maintaining any and all governmental authorizations, clearances, consents, plans and permits required for its operations, including, without limitation, any required air permits, EPA identification numbers and Hazardous Materials business plans. Neither party shall not release or discharge any Hazardous Materials into any conduits to the sewer system on the Demised Premises (i.e. sinks, drains etc.).

          (b)  For the purposes of this Agreement: (i) "Hazardous Material"
                                                        ------------------
shall mean any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment; (ii) "Environmental Laws" shall mean all applicable laws,
                          ------------------
directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any governmental authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, all as amended at any time; and (iii) Hazardous Materials Activity shall mean the transportation, transfer, recycling,
----------------------------
storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances.

     13.  Conditions Precedent: It shall be an express condition precedent to
          --------------------
CESI's and Catalytica's obligations hereunder that, and this Agreement shall not be effective unless and until Master Lessor has consented in writing to this Agreement. If Master Lessor does not consent in writing to this Agreement within thirty (30) days after the full execution and delivery of this Agreement, then either party may, at any time thereafter until such consent is obtained, terminate this Agreement upon written notice to the other, whereupon any monies previously paid by Catalytica to CESI shall be reimbursed to Catalytica.

     14.  Assignment and Space Sharing: Neither party shall assign this
          ----------------------------
Agreement, in whole or in part, to any other party without the express consent of the other party hereto and the Master Lessor, which consent shall not be unreasonably withheld or delayed if assignment is requested by CESI, and may be approved or denied at the sole discretion of CESI in the event of a request for assignment by Catalytica; provided, however, that either party may assign this Agreement, without consent, to an affiliate or successor by merger or consolidation.

     15.  CESI's Exercise of Option. No less than sixty (60) days prior to
          -------------------------
the date by which CESI may exercise a renewal option under the Master Lease, CESI shall advise Catalytica in writing of CESI's intention of whether CESI intends to renew the Master Lease. If CESI indicates it will renew, Catalytica shall within thirty (30) days of its receipt of such CESI notice notify CESI in writing of whether Catalytica desires to extend this Agreement. In the event that CESI exercises its option to renew the Master Lease, and Catalytica elects to continue this

Agreement, this Agreement shall continue through the term of such extension except that: (i) the Monthly Rent Amount portion of the Base Rent shall reflect the new Monthly Rent Amount (if any) agreed between CESI and the Master Lessor;
(ii) the portion of the Base Rent allocated to Included Services shall be adjusted, if required, to reflect the actual costs of such Included Services (calculated consistent with Exhibit E); and (iii) the charges for Included
                            ---------
Services shall be subject to annual adjustment in the same manner as set forth in Section 6(a) hereof.

     16.  Indemnity: Each party shall indemnify, defend, protect, and hold
          ---------
the other and its officers, agents, employees, successors and assigns (collectively, "Agents") and Master Lessor harmless from and against all claims, demands, actions, causes of action, losses and expenses (including reasonably attorneys' fees) (collectively "Claims") which may be brought against such other party and/or such other party's Agents or Master Lessor or which such other party and/or such other party's Agents or Master Lessor may pay or incur by reason of any breach or default of this Agreement by a party, an intentional misrepresentation by a party of the matters set forth herein, or the negligence or willful misconduct of a party or such party's employees, agents, contractors, or invitees in or about the Demised Premises or the Parking Premises during the Term to the extent that the Claims are not caused by the negligence or willful misconduct of the other party or the other party's Agents. Without limiting the generality of the foregoing, each party shall indemnify, defend, protect and hold the other party, the other party's Agents and Master Lessor harmless from and against any Claims which may be brought against the other party, the other party's Agents or Master Lessor or which the other party, the other party's Agents or Master Lessor may pay or incur by reason of any violation of any laws by a party or such party's employees, agents or contractors.

     17.  Use of CESI Property: In connection with its occupancy of the
          --------------------
Initial Occupancy Premises and the Final Occupancy Premises and its payment of Base Rent pursuant to this Agreement, at no additional cost to Catalytica, Catalytica shall have the right, throughout the Term, to use the furniture and related equipment owned by CESI and located in the Final Occupancy Premises ("CESI Property"). Catalytica shall take delivery of the CESI Property in its "as-is, where-is" condition. CESI shall have no obligation to repair or replace any item of CESI Property, and CESI makes no representation or warranty of any kind with respect to the CESI Property, including, without limitation, the condition or fitness of the CESI Property for Catalytica's proposed or actual use thereof. Catalytica shall indemnify, defend, protect and hold harmless CESI from and against any and all liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), caused by or arising in connection with the condition or use by Catalytica of the CESI Property from and after the commencement of the Term. Upon the expiration or earlier termination of this Agreement, Catalytica shall return the CESI Property to CESI in the condition received, ordinary wear and tear excepted.

     18.  Successors: This Agreement shall be binding on and inure to the
          ----------
benefit of the parties hereto and their respective successors and permitted assigns.

     19.  Broker: CESI and Catalytica represent, warrant and agree that they
          ------
have not dealt with any brokers with a right to a commission arising out of this Agreement. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

     20.  Counterparts: This Agreement may be executed in one or more
          ------------
counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Agreement physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Agreement.

     21.  Entire Agreement: This Agreement and the provisions of the Master
          ----------------
Lease incorporated herein by the express terms of this Agreement constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto regarding the same, provided that this Agreement shall be at all times subject to all of the terms and conditions of the Master Lease.

                          (Intentionally Left Blank)
fees or other compensation made by any agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

     20.  Counterparts: This Agreement may be executed in one or more
          ------------
counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Agreement physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Agreement.

     21.  Entire Agreement: This Agreement and the provisions of the Master
          ----------------
Lease incorporated herein by the express terms of this Agreement constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto regarding the same, provided that this Agreement shall be at all times subject to all of the terms and conditions of the Master Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CATALYTICA:                                CESI:

CATALYTICA, INC.                           CATALYTICA ENERGY
                                           SYSTEMS, INC.

By: /s/ Lawrence W. Briscoe                By: /s/ Craig N. Kitchen
    -------------------------                 ------------------------

Printed                                    Printed
Name:   Lawrence W. Briscoe                Name:   Craig N. Kitchen
     ------------------------                   ----------------------
Its: Chief Financial Officer               Its: President and Chief
    -------------------------                    Executive Officer
                                               -----------------------
Date: December 15, 2000                    Date: December 15, 2000
      -----------------------                    ----------------------


Address:   Intersection US 13N             Address:   430 Ferguson Drive
           Highway 11 and 264 Bypass                  Mountain View, CA 94043
           Greenville, NC 27835-1887

Attention: Mr. James Friederichsen         Attention: Craig Kitchen, CEO

FAX:       252-707-2342                    FAX:       650-968-7129

                                   EXHIBIT A
                                   ---------

                                  Master Lease

                                   EXHIBIT B
                                   ---------

                           Final Occupancy Premises

                                   EXHIBIT C
                                   ---------

                          Initial Occupancy Premises

                                   EXHIBIT D
                                   ---------

                   Improvements to be Removed by Catalytica

1. Smart Lab Processing equipment, enclosure and related structures (including without limitation, the heating and cooling equipment and pumps and electrical control panels)

                                   EXHIBIT E
                                   ---------

                               Included Services

                                   EXHIBIT A
                                   ---------

                                 Master Lease

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT, effective as of January 1, 1993, by and between JACK DYMOND ASSOCIATES, a California general partnership ("Lessor") and CATALYTICA, INC., a Delaware corporation ("Lessee"), is made with reference to the following facts:

          A. Lessor is the owner of certain industrial property located at 430 Ferguson Drive, in the City of Mountain View, County of Santa Clara, State of California (the "Industrial Center").

          B. Lessor and Lessee have previously entered into a written Lease Agreement dated December 19, 1989 (the "Original Lease") covering a portion of the Industrial Center, and Lessee has been and still is occupying such premises pursuant to the terms and provisions of the Original Lease.

          C. The parties desire to execute a new lease agreement having the terms and conditions hereinafter set forth, such agreement to supersede and replace the Original Lease.

          NOW, THEREFORE, the parties agree as follows:

ARTICLE 1.            DEMISED PREMISES AND COMMON AREAS


1.01 Lessor does hereby lease to Lessee, and Lessee does hereby rent from Lessor, that portion of the Industrial Center comprising a total of 68,000 square feet, as shown on the drawing attached hereto as Exhibit "A" and made a part hereof (the "Demised Premises"), consisting of the following areas:

          18,000 square feet in Building Number 2;


          35,000 square feet in Building Number 3; and


          15,000 square feet out of the 38,600 square feet in Building Number 4.


1.02 Lessee shall have the non-exclusive right to use the Common Area of the Industrial Center, subject to any reasonable rules and regulations concerning such use as may be adopted from time to time by Lessor. The term "Common Areas" shall mean those areas within the Industrial Center provided and designated by Lessor for the general non-exclusive use by the occupants of the Industrial Center and their respective employees, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalk, walkways, driveways, and landscaped areas. Lessor reserves the right of exclusive control and management of the Common Areas, including the right, in Lessor's sole discretion:

     (a) To make alterations or construct additional improvements within the Common Areas;

     (b) To temporarily close any of the Common Areas for maintenance purposes, so long as reasonable access to the Demised Premises remains available; and

     (c) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof.


ARTICLE 2.            TERM


2.01 The initial term of this Lease shall be a period of six (6) years, commencing as of January 1, 1993, and ending on December 31, 1998, unless sooner terminated as provided herein.

2.03 Provided that Lessee is not then in default in the performance of any of Lessee's obligations hereunder, Lessee shall have the option to extend the term for an additional period of five (5) years. Such option can only be exercised by Lessee giving written notice thereof to Lessor at least one hundred twenty (120) days prior to expiration of the initial term of the lease.


ARTICLE 3.            RENT


3.01 Lessee shall pay to Lessor as rent for the Demised Premises, in lawful money of the United States, payable in advance on or before the first day of each calendar month without any deduction, offset or demand, the sum of Fifty-Five Thousand Seven Hundred Sixty Dollars ($55,760.00), representing a rental rate of $0.82 per square foot.

3.02 In the event Lessee exercises the option to extend the lease term as provided in Section 2.03, the rent payable during the extended term shall be the fair market rental value of the Demised Premises, as mutually agreed upon by Lessor and Lessee. In the event the parties are unable to agree upon the fair market rental value within 90 days prior to the expiration of the initial term of the lease, each party shall appoint an appraiser, who shall be a licensed real estate broker or licensed appraiser familiar with industrial rental property in the City of Mountain View. If such appraisers are unable to agree upon the rental value within 60 days prior to the expiration of the initial term of the lease, they shall jointly appoint a third appraiser and the decision of any two of the three appraisers shall be binding upon the parties. Such decision shall be rendered not less than 90 days prior to the expiration of the initial term of the lease. Each party shall pay the cost of the appraiser such party appoints, and the cost of the third appraiser, if needed, shall be divided equally between the parties.

ARTICLE 5.            USE


5.01 The Demised Premises shall be used and occupied by Lessee solely for offices, chemical and biological laboratories and pilot plants, combustion laboratories, light manufacturing and other related activities, and for no other or additional purpose without the prior written consent of Lessor.

5.02 Lessee shall not use the Demised Premises or permit anything to be done in or about the Demised Premises which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be in force, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of any fire or other insurance covering the Industrial Center or any of its contents, or cause any change or cancellation of such insurance. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee. Lessee shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants in the Industrial Center, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises.

5.03 Lessee shall, at its sole expense, secure and maintain in full force and effect any and all licenses, permits, authorizations, and other approvals required by any governmental agency for activities conducted and materials stored or used by Lessee at the Demised Premises, including, but not limited to, all licenses, permits and approvals relating to the storage and use of hazardous or toxic materials, and Lessee shall at all times comply with the conditions and requirements that may be contained in or imposed by any such licenses, permits or approvals.


ARTICLE 6.            LEASEHOLD IMPROVEMENTS

6.01 Lessor agrees to construct two unenclosed overhangs, approximately 35 feet in length, between Buildings 2 and 3, as generally shown on the drawing attached hereto as Exhibit "A." Such improvements shall be constructed at the sole expense of Lessor, provided such expense does not exceed the sum of Twenty Thousand Dollars ($20,000.00). The design of the improvements shall be mutually agreed upon by the parties and work thereon shall be completed by Lessor within 80 days following design approval.

6.03 Except as expressly provided herein, Lessor shall have no obligation to make any alterations or improvements to the Demised Premises for the benefit of Lessee. Lessee acknowledges that neither Lessor nor anyone acting on Lessor's behalf has made any representation or warranty as to the suitability or fitness of the Demised Premises for the continued conduct of Lessee's business or for any other purpose.

ARTICLE 7.            UTILITIES AND SERVICES

7.01 Lessee shall pay, as additional rent, the cost of all utility and other services furnished to the Demised Premises, including, but not limited to, electricity, gas, water, sewer, telephone, janitorial and garbage collection service. Whenever possible, Lessee shall establish a separate account with the utility or service provided so that all charges for service are billed directly to Lessee. However, in the event any of such charges are billed to Lessor, Lessor shall submit a statement showing the amount thereof payable by Lessee and Lessee shall pay such amount to Lessor within thirty (30) days after receipt of the statement.

7.02 Lessor shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent provided herein be abated by reason of Lessor's failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by accident, breakage, repairs, strikes, lockouts or other labor dispute, or by limitation, curtailment, rationing or restrictions on use of electricity, gas, water or other utility, or any other cause, similar or dissimilar, beyond the reasonable control of Lessor.


ARTICLE 8.            INDEMNITY AND INSURANCE

8.01 Lessee hereby waives any and all claims against Lessor for damage to any property or injury to or death of any person in, upon or about the Demised Premises, arising at any time and from any cause other than by reason of the negligence or willful misconduct of Lessor. Lessee further expressly indemnities and holds Lessor harmless from and against any and all claims, demands, causes of action, liabilities, costs or expenses, including attorney's fees, occasioned by or in any way connected with the use or misuse of the Demised Premises by Lessee, or occasioned by or in any way connected with Lessee's use or storage of any hazardous or toxic materials or wastes on the Demised Premises, or occasioned by any act or omission of Lessee and Lessee's agents, servants, employees or invitees who may come upon the Demised Premises, except for damage to any property or injury to or death of any person caused by the negligence or willful misconduct of Lessor. The indemnity obligations of Lessee set forth herein shall survive and continue beyond the term of this Lease.

8.02 Lessee hereby agrees to maintain in full force and effect at all times during the term of this Lease, at Lessee's expense, a policy or policies of comprehensive general liability insurance, insuring against all liability of Lessee and Lessor for bodily injury and property damage arising out of or in connection with Lessee's use and occupancy of the Demised Premises and also insuring performance by Lessee of the indemnity provisions set forth in Section
8.01. The initial amount of such insurance shall be at least $1,000,000.00, and shall be subject to periodic increase based upon inflation, recommendations by Lessor's insurance advisors, and other relevant factors. However, the amount of such general liability insurance shall not limit Lessee's liability nor relieve Lessee of any obligations under this Lease. The general liability insurance policy shall name Lessor as an insured party thereunder, and shall be endorsed to provide that no cancellation or reduction in coverage will be made without ten (10) days prior written notice to Lessor. A copy of the policy or a certificate of insurance shall be furnished to Lessor.

8.03 Lessee Shall also maintain in full force and effect at all times during the term of this Lease, at Lessee's expense, a policy or policies covering loss or damage to the Demised Premises, to the extent of the replacement value thereof as determined in good faith by Lessor or Lessor's insurance agent or carrier, based upon standard insurance underwriting practices. Such policy or policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and any other perils (excluding flood and earthquake) which Lessor deems necessary, and shall specifically name Lessor as an insured party thereunder, as it's interest may appear. In addition to the foregoing, Lessee shall be responsible for maintaining its own insurance covering the personal property, trade fixtures and removable leasehold improvements owned by Lessee and located upon the Demised Premises.

8.04 Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the agents, employees or representatives of the other, on account of loss or damage to the property of the waiving party to the extent that such loss or damage is insured against under any insurance policies which either Lessor or Lessee may have in force at the time of such loss or damage. Lessee shall, upon obtaining the insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Lessee shall cause each insurance policy obtained by Lessee to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by such policy. Notwithstanding the foregoing, this Section 8.04 shall not be operative and shall have no force or effect for so long as both Lessor and Lessee maintain their respective liability and hazard insurance coverage through the same insurance carrier.

ARTICLE 9.        REPAIRS AND MAINTENANCE

9.01 Lessee acknowledges that the Demised Premises are in good order and condition as of the time of executing this Lease Agreement. Lessee shall, at all times during the term hereof and at Lessee's own expense, keep and maintain the Demised Premises and every part thereof in good condition and repair, whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, or the age of the Demised Premises or any portion thereof, and including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, and equipment within the Demised Premises, fixtures, interior surfaces of the exterior walls, ceilings, floor coverings, windows, doors, plate glass, and skylights located within the Demised Premises. Except as provided in Section
9.02 below, Lessee hereby waives all rights to make repairs at the expense of Lessor or in lieu thereof to vacate the Demised Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

9.02 The maintenance obligations of Lessee, as set forth in Section 9.01, shall not include the exterior shell, roof and common areas of any building comprising a part of the Demised Premises and such exterior shell, roof and common areas shall be maintained by Lessor, at Lessor's own expense, but without liability for failure to do so unless first notified by Lessee in writing of the necessity for such repairs. In the event Lessor shall fail to commence and complete the repairs within a reasonable time following receipt of such notice, Lessee may notify Lessor of Lessee's intention to perform the repair work and Lessee may proceed to do so at any time after the expiration of three days from Lessor's receipt of such notice and Lessee may deduct the cost of the work from the next installment(s) of rent payable to Lessor.

ARTICLE 10.       TAXES AND ASSESSMENTS

10.01 Lessee shall pay to Lessor, as additional rent, the proportionate share of all real property taxes levied or assessed against the Industrial Center during the Lease term which are attributable to the Demised Premises, as reasonably determined by Lessor, except that:

     (a) Lessee shall pay 100% of any increase in real property taxes attributable to any alterations and improvements to the Demised Premises constructed by or for the benefit of Lessee;


     (b) Lessee shall not be charged for any increase in real property taxes attributable to alterations or improvements constructed or installed within the Industrial Center as leasehold improvements for the use and benefit of other tenants;

10.02 Payment by Lessee of the real property taxes referred to herein shall be made within thirty (30) days after Lessor furnishes to Lessee a copy of the tax bill showing the total amount of property taxes levied or assessed against the Industrial Center, the amount thereof payable by Lessee, and the calculation utilized by Lessor to determine such amount. Lessee and its authorized agents shall be entitled to review the tax records and any other documents utilized by Lessor to calculate the amount of real estate taxes payable by Lessee. In the event of any disagreement between the parties, the matter may be submitted to arbitration, using the same procedure as described in Section 3.02, except that the arbitrators shall be persons having expertise in the area of assessment of real property taxes.

10.03 As used herein, the term "real property taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed on the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal agency, or any school, sanitary, fire, street, drainage, or other improvement district. The term "real property taxes" does not include Lessor's federal or state income tax or estate, inheritance, transfer, gift, or franchise taxes.

10.04 Lessee shall pay prior to delinquency all taxes levied or assessed against the trade fixtures, equipment, furnishings, and other personal property of Lessee located upon the Demised Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, equipment, furnishings, and other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty
(30) days after Lessor furnishes to Lessee a written statement describing the property in question and showing the amount of tax thereon payable by Lessee.

ARTICLE 11.           ALTERATIONS AND IMPROVEMENTS


11.01 Lessee shall not, without the prior written consent of Lessor (which consent shall not be unreasonably withheld), make any alterations, additions or improvements in, on or about the Demised Premises, or construct, install or paint any sign on the roof or exterior walls of the Demised Premises. As a condition to giving such consent, Lessor may require Lessee to provide Lessor a surety bond or other security satisfactory to Lessor to insure Lessor against mechanics' and materialmen's liens and to insure completion of the work.

11.02 All alterations, additions and improvements, whether temporary or permanent in character, made by Lessee in, or or about the Demised Premises, except removable trade fixtures installed at the expense of Lessee and Lessee's equipment which is not considered a fixture, shall, in the absence of a written request by Lessor for their removal, become the property of Lessor and shall remain upon and be surrendered with the Demised Premises at the termination of this Lease by lapse of time or otherwise without compensation to Lessee.

ARTICLE 12.         DAMAGE OR DESTRUCTION

12.01 If the Demised Premises, or other portion of the Industrial Center of which the Demised Premises constitute a part, are damaged, by fire or other casualty, Lessor shall forthwith repair the same, provided such repairs can, in Lessor's opinion, be completed within ninety (90) days. In such event, this Lease shall remain in full force and effect except that if there is damage to the Demised Premises and such damage was not the result of negligence or willful misconduct of Lessee or Lessee's employees or invitees, the rent payable by Lessee shall be abated while the repairs are being may by the extent to which the Demised Premises are unusable by Lessee in the normal conduct of Lessee's business. If the repairs cannot, in Lessor's opinion, be completed within ninety
(90) days, Lessor may, at Lessor's option, make the repairs and this Lease shall continue in full force and effect, subject to abatement of rental as hereinabove in this Section provided. In the event Lessor does not elect to make the repairs which cannot be completed within ninety (90) days, and provided the damage affects the Demised Premises or common areas necessary to Lessee's occupancy, Lessor shall give written notice of such fact to Lessee within thirty (30) days after the date on which the damage occurred and either Lessor or Lessee may, within thirty (30) days after the giving of such notice, terminate this Lease.

12.02 Notwithstanding the provisions of Section 12.01 above, Lessor and Lessee shall each have the option of terminating this Lease in any of the following circumstances:

     (a) Where the damage or destruction arises from a casualty or cause not covered by insurance then in force maintained by Lessee in accordance with Section 8,03, or if, for any reason, the proceeds from such insurance are not available or are inadequate to cover the entire cost of the repair.

     (b) Where the building in which the Demised Premises are located is damaged or destroyed to the extent of one third or more of the replacement coat thereof, whether the Demised Premises be injured or not; provided, however, Lessee shall have no right to terminate unless such damage or destruction materially impairs Lessee's normal and customary use of the Demised Premises,

     (c) Where the repairs cannot be made by reason of any statute, ordinance, rule or regulation of any governmental authority.

12.03 If Lessor is obligated or elects to repair any damage pursuant to this Article, Lessor shall not be required to repair or replace any improvements installed in the Demised Premises by or for Lessee, other than building standard tenant improvements made by Lessor, and Lessee shall, at Lessee's own expense, repair and restore Lessee's portion of such improvements.

12.04 In the event of a total destruction of an entire building in which any portion of the Demised Premises is located, either party may elect to terminate this Lease with respect to such portion and the monthly rent payable to Lessor, including the expenses charged to Lessee which are based upon the square footage of the Demised Premises, shall be reduced by same proportion that the floor area of the Demised Premises so destroyed bears to the floor area of the entire Demised Premises immediately prior to such destruction.

12.05 Lessor and Lessee each waive the provisions of any statute which relates to termination of a lease when the leased property is destroyed and agree that such event shall be governed by the terms of this Agreement.

ARTICLE 13.         CONDEMNATION

13.01 If all of the Demised Premises or so much thereof is taken by right of eminent domain, or purchase in lieu thereof, such that the Demised Premises are no longer reasonably suitable for Lessee's use, this Lease shall terminate as of the date that possession of the Demised Premises or part thereof is taken.

13.02 If any part of the Demised Premises is taken and the remaining part thereof (after reconstruction of the then existing building) is reasonably suitable for Lessee's use, this Lease shall, as to the part so taken, terminate as of the date that possession of such part is taken and the rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Demised Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Demised Premises immediately prior to the taking, Lessor shall, at Lessor's expense, make all necessary repairs or alterations to restore the remaining Demised Premises to a complete architectural unit,

13.03 No award for any partial or entire taking shall be apportioned and Lessee hereby assigns to Lessor all of Lessee's interest therein, except that Lessee shall be entitled to any portion of the award specifically designated as compensation for the taking of persona1 property belonging to Lessee, for the interruption of Lessee's business, for Lessee's moving costs or loss of goodwill suffered by Lessee. No temporary taking of the Demised Premises shall terminate this Lease or give Lessee any right to abatement of rent hereunder; any award recovered by Lessee for such temporary taking shall belong entirely to Lessee and Lessor shall have no interest therein. Each party agrees to execute and deliver to the other all instruments and documents that may be required to implement the provisions of this Section.

ARTICLE 14.         ASSIGNMENT AND SUBLETTING

14.01 Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, pledge, hypothecate or encumber all or any part of Lessee's interest in this Lease or in the Demised Premises or any part thereof, without Lessor's prior written consent and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease, by transfer of a controlling interest in the stock of Lessee shall constitute an assignment hereunder.

14.02 If Lessee complies with the following conditions, Lessor shall not unreasonably withhold Lessor's consent to the assignment of this Lease or the subletting of the Demised Premises or any portion thereof. Lessee shall submit in writing to Lessor:

     (a)  The name and legal composition of the proposed Assignee or Sublessee;

     (b)  The terms and provisions of the proposed Assignment or Sublease; and

     (c) Such financial information as Lessor may reasonably request concerning the proposed Assignee or Sublessee.

14.03 No consent by Lessor to any assignment or subletting by Lessee shall relieve Lessee of any obligation to be performed by Lessee under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Lessor to any assignment or subletting shall not relieve Lessee from the obligation to obtain Lessor's express written consent to any other assignment or subletting. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

ARTICLE 15.         TRANSFER OF LESSOR'S INTEREST

15.01 Lessor shall have the right at any time to sell, transfer, assign, pledge, hypothecate or otherwise dispose of Lessor's interest in the Demised Premises and in this Lease. In the event of any such sale, transfer, assignment, pledge, hypothecation or other disposition, all obligations of Lessor hereunder shall devolve upon the transferee and Lessor shall be released and discharged from all further obligation or liability hereunder; provided, that Lessor shall be responsible for any funds in the hands of Lessor in which Lessee has an interest until such funds have been delivered to the transferee. Lessee agrees to attorn to the transferee provided all of Lessor's obligations hereunder are assumed by the transferee in writing for the benefit of Lessee.

ARTICLE 16.         MECHANICS' LIENS

16.01 Lessee shall keep the Demised Premises free and clear of all mechanics' Liens resulting from any construction work done by or for Lessee. Lessee shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Lessor,

Lessee procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half (1-1/2) times the amount of the claim of lien or other security satisfactory to Lessor. If used, the bond shall meet the requirements of Section 8143 of the California Civil Code and shall provide for the payment of any sum that the claimant may recover on the claim, together with costs of suit. Should Lessee fail to discharge any such lien or cause the same to be released within sixty (60) days from the date the lien is filed, Lessor may, without inquiring into the validity thereof, cause the same to be discharged and all amounts so expended by Lessor, together with reasonable attorney's fees and expenses, shall be paid by Lessee to Lessor as additional rent hereunder, together with interest thereon at the rate of twelve percent (12%) per annum. Lessee shall give ten
(10) days prior written notice to Lessor of the date on which any construction work will be commenced so as to afford Lessor the opportunity to post a notice of nonresponsibility.

ARTICLE 17.         ENTRY BY LESSOR

17.01 Lessor and Lessor's authorized representatives shall have the right to enter the Demised Premises at reasonable hours and upon reasonable notice (except in case of emergency) for any of the following purposes:

     (a)  To examine and inspect the Demised Premises;

     (b)  To supply any service to be provided by Lessor to Lessee hereunder;

     (c) To perform any necessary maintenance or repairs that Lessor is required or permitted to perform hereunder;

     (d) To serve, post or keep posted any notices required or allowed under the provisions of this Lease;

     (e) To post "for sale" signs at any tie during the term, to post "for rent" or "for lease" signs during the last one hundred twenty (120) days of the Lease term, or during any period while Lessee is in default;

     (f) To show the Demised Premises to prospective tenants, buyers, lenders or other persons at any time during the Lease term;

     (g) To do any other act or thing necessary for the safety or preservation of the Demised Premises or the Industrial Center, or to comply with the directives of any governmental authority having jurisdiction over the Industrial Center.

17.02 Lessor shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Lessee's vaults, safes and other secured areas designated in writing by Lessee in advance); and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises, or an eviction, actual or constructive, of Lessee from the Demised Premises, or any portion thereof. In the event of any such entry, Lessor agrees to maintain in secrecy any and all business and technical information concerning Lessee's business that Lessor may learn as a result of such entry.

ARTICLE 18.         DEFAULT BY LESSEE

18.01 The occurrence of any one or more of the following events ("Events of Default") shall constitute a material default and breach of this Lease by
Lessee:

     (a) Any failure by Lessee to pay any rental or any other sum required to be paid by Lessee hereunder, as and when the same becomes due and payable.

     (b) Any failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues fifteen (15) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that it cannot reasonably be cured within such fifteen (15) day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion.

     (c) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the fling by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty
          (60) days: or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Demised Premises or of Lessee's interest in this Lease, where such seizure is not discharged within forty-five (45) days.

18.02 Any notice given under this Article shall specify the Event of Default and the applicable lease provisions, and shall demand that Lessee perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time. No such notice shall be deemed a forfeiture or a termination of this Lease provided Lessee cures the default within the applicable period of time.

ARTICLE 19.         LESSOR'S REMEDIES UPON DEFAULT

19.01 Lessor shall have the following remedies upon the occurrence of an Event of Default, such remedies being cumulative and not exclusive and in addition to any other remedies available to Lessor as now or hereafter provided by law:

     (a) Lessor can continue this Lease in full force and effect, and the Lease will continue in effect as long as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due, irrespective of whether Lessee shall have abandoned the Demised Premises. During the period Lessee is in default, Lessor can enter the Demised Premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in such reletting, including, without limitation, broker's commissions, expenses of remodeling the Demised Premises required by reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent specified in this Lease on the dates when the same becomes due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this paragraph shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Demised Premises, Lessee shall have the right to assign or sublet Lessee's interest in this Lease pursuant to Article 14, but Lessor's consent may be conditioned upon all defaults by Lessee being fully cured at the time of assignment or subletting.

     (b) Lessor can terminate Lessee's right to possession of the Demised Premises at any time during Lessee's default. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Demised Premises, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination, Lessor has the right to recover from Lessee:


          (1) The worth, at the time of the award, of the unpaid rent that has been earned at the time of termination of this Lease; plus

          (2) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; plus

          (3) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

          (4) Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's default.

          "The worth, at the time of the award" as used in (1) and (2) above, is to be computed by allowing interest at the rate of ten percent (10%) per annum from the date of default. "The worth, at the time of the award" as used in (3) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). The term "rent," as used in this Article shall be deemed to include all monetary sums required to be paid by Lessee pursuant to the terms of this Lease.

ARTICLE 20.         LESSOR'S RIGHT TO CURE DEFAULTS

20.01 If Lessee shall fail to pay any sum of money, other than rental, required to be paid by Lessee hereunder, or shall fail to perform any other act on Lessee's part to be performed hereunder, and such failure shall continue for ten
(10) days after notice thereof by Lessor, Lessor may, but shall not be obligated to do so, and without waiving or releasing Lessee horn any obligations of Lessee, make such payment or perform any such other act on Lessee's part to be made or performed hereunder. All sums expended by Lessor, including necessary incidental costs, shall be deemed additional rent hereunder and shall be payable to Lessor immediately upon demand, together with interest thereon at the rate of twelve percent (12%) per annum from the date of expenditure to the date of reimbursement.

ARTICLE 21.         COSTS OF SUIT

21.01 In the event legal action between Lessor and Lessee shall become necessary in order to enforce or interpret this Lease, or any provision contained herein, the prevailing party shall be entitled to recover all costs and expenses as may be incurred in connection therewith, including reasonable attorney's fees.

21.02 Should Lessor, without fault on Lessor's part, be made a party to any litigation instituted by Lessee or by any third party against Lessee, or by or against any person holding under or using the Demised Premises by license of Lessee, or for the foreclosure of any lien for labor or materials furnished to or for Lessee or any such other person or otherwise arising out of or resulting from any act or transaction of Lessee or of any such other person, Lessee covenants to save, defend, and hold Lessor harmless from any judgment rendered against Lessor or the Demised Premises or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by Lessor in connection with such litigation.

ARTICLE 22.         SUBORDINATION

22.01 In the event the holder of any deed of trust hereafter to be placed against the Demised Premises requires that this Lease be subordinate to any such encumbrance, this Lease shall be subordinate to that encumbrance if Lessor first obtains from the holder of the deed of trust a written agreement providing that for so long as Lessee shall perform all of Lessee's duties and obligations hereunder, no foreclosure, deed given in lieu of foreclosure or sale under such deed of trust shall affect Lessee's rights under this Lease. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure, Lessee shall execute the written agreement and any other documents required by the holder of the deed of trust to accomplish the purposes of this Article, and upon Lessee's failure or refusal to do so within five (5) days after demand, Lessee hereby appoints Lessor as Lessee's attorney-in-fact to execute such agreement or other documents for and on behalf of Lessee. The power of attorney granted herein shall be deemed to be coupled with an interest and to be irrevocable.

ARTICLE 23.         ESTOPPEL CERTIFICATE


23.01 Each party, within ten (10) days after notice from the other, shall execute and deliver to the other, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified stating the modifications. The certificate also shall state the amount of monthly rent, the dates to which the rent has been paid in advance, the amount of any security deposit or prepaid rent, and shall further certify that there is no uncured default by the other party under the Lease, or specify such default, if any is claimed. Failure to deliver the certificate within the ten (10) days, shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate, and any successor to the party requesting the certificate, that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate, that there are no uncured defaults by the party requesting the certificate and that not more than one (1) month's rent has been paid in advance.

ARTICLE 24.         HOLDING OVER

24.01 If Lessee remains in possession of all or any part of the Demised Premises after the expiration of the term hereof, with the express or implied consent of Lessor, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term and in such case rent and other monetary sums due hereunder shall be the amount payable at the expiration of the term of this Lease and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

ARTICLE 25.         SURRENDER

25.01 Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Demised Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Lessee shall remove all of Lessee's personal property and trade fixtures and shall repair, at Lessee's expense, any damage to the Demised Premises or the Industrial Center caused by such removal, including, without limitation, repair of floors and patching and repainting of walls where required, all to Lessor's reasonable satisfaction. Any personal property or trade fixtures not removed at the expiration or earlier termination of this Lease shall be deemed abandoned by Lessee. If Lessor so elects, Lessee shall also remove any alterations or improvements installed by or for Lessee which would otherwise remain as part of the Demised Premises and Lessee shall restore the Demised Premises to their condition prior to such installation.

25.02 Should Lessee fail to remove any personal property or trade fixtures, or fail to remove any alterations or improvements as requested by Lessor, Lessee shall be liable to Lessor for any and all removal costs, transportation and storage expenses, and the cost of restoring the Demised Premises as required herein. Lessee shall indemnify Lessor against any loss, damage or liability resulting from delay by Lessee in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenants founded on such delay.

ARTICLE 26.         WAIVER

26.01 No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing. The receipt and acceptance by Lessor of delinquent rent shall constitute only a waiver of timely payment for the particular rent payment involved.

ARTICLE 27.         QUIET ENJOYMENT

27.01 Lessor hereby covenants with Lessee that upon payment by Lessee of the rent as aforesaid and upon observance and performance of the terms of this Lease by Lessee, Lessee shall peaceably hold and enjoy the Demised Premises for the term hereby demised without hindrance or interruption by Lessor or any person or persons lawfully or equitably claiming by, through or under Lessor.

ARTICLE 28.         NOTICES

28.01 All notices or demands required or permitted to be given hereunder shall be in writing and shall be either personally served or mailed by certified mail, return receipt requested, to the other party at the following addresses:

       To Lessor:            JACK DYMOND ASSOCIATES
                             201 San Antonio Circle
                             Suite 180
                             Mountain View, CA 94040

       To Lessee:            CATALYTICA, INC.
                             430 Ferguson Drive
                             Building No. 3
                             Mountain View, CA 94043

28.02 Either party may change the foregoing address by giving notice to the other in the manner provided herein. Any notice sent by mail shall be deemed received on the third business day following deposit of the notice in the United States Mail, with proper postage prepaid thereon.

ARTICLE 29.         RIGHT TO LEASE ADDITIONAL SPACE

29.01 During the term of the Lease, Lessee shall have the right to lease additional space within the Industrial Center, as and when any such space becomes available for lease, but subject to the prior and superior rights of other tenants in the Industrial Center to lease such space, as set forth in the "Right of First Refusal" list attached hereto as Exhibit "B" and made a part hereof. At the time that any such space becomes available, and provided that all of the other tenants having a prior and superior right to lease the space have expressly declined to do so, Lessor shall notify Lessee in writing of the availability of such space prior to leasing the same to any other party. Within ten (10) business days following Lessee's receipt of such notice, Lessee may deliver a written election to Lessor to rent the space for the then fair market rental value, as mutually agreed upon by the parties. The parties shall thereupon execute an amendment to this Lease so as to include such additional space as part of the Demised Premises, subject to all of the terms and conditions of this Agreement. In the event Lessee exercises the option to lease the additional space but the parties are unable to agree upon the fair market rental value, the matter shall be determined by appraisal under the same procedure as set forth in Section 3.02 for determination of rent payable during the extended term of this Lease.

ARTICLE 30.         NOTICE OF INTENTION TO SELL

30.01 Lessor agrees to provide written notice to Lessee of Lessor's intention to sell the Industrial Center, or any portion thereof that includes all or any part of the Demised Premises. Such notice shall be given prior to Lessor entering into any listing or sale agreement. Lessee shall be afforded a period of ten (10) calendar days after receipt of such notice in which to advise Lessor in writing of Lessee's interest in purchasing the property to be sold, in which event, Lessor agrees to negotiate in good faith for sale of such property to Lessee. Nothing herein shall be deemed to obligate or require Lessor to accept any discounts, accommodations, concessions or other special arrangements with respect to the purchase price and terms of sale. If the parties have not executed a binding written agreement for purchase and sale of the property within thirty (30) days after the date of Lessor's notice to Lessee, then Lessor may proceed to list, negotiate, or sell the property to any other party without further obligation hereunder to Lessee. After having once satisfied the requirements of this Section, Lessor shall not again be obligated to do so.

ARTICLE 31.         MISCELLANEOUS PROVISIONS

31.01  Captions.  The captions used in this Lease are for convenience only and
       --------
shall not be deemed to be relevant in resolving any question of interpretation or construction of any provision contained herein.

31.02  Entire Agreement. This Agreement constitutes the entire agreement between
       ----------------
the parties and supersedes and cancels any prior agreements or understandings, whether written or oral. It is expressly declared to be the intention of the parties that this Agreement shall supersede and cancel the Original Lease, and upon the execution hereof, the Original Lease shall be of no further force or effect. This Agreement can only be modified by a written amendment hereto executed by both parties.

31.03   Severability. If any term or provision of this Lease shall, to any
        ------------
extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term end provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

31.04  Time. Time is hereby declared to be of the essence of this Lease and each
       ----
and every provision hereof.

31.05  Corporate Authority. Each of the persons executing this Lease on behalf
       -------------------
of Lessee does hereby represent and warrant that Lessee currently is in good standing as a Delaware corporation, that the corporation is duly qualified to transact business in the State of California as a foreign corporation, that the corporation has full right and authority to enter into this Lease, and that each person executing this Lease on behalf of the corporation is duly authorized and empowered to do so.

31.06  Calendar Days. All references herein to any acts or obligations to be
       -------------
performed within a certain number of days shall mean calendar days.

31.07  Choice of Law. This Lease shall be governed by and interpreted in
       -------------
accordance with the laws of the State of California.

31.08  Memorandum of Lease.  This Lease Agreement shall not be recorded but the
       -------------------
parties may agree to execute and record a Memorandum of Lease, in form satisfactory to Lessor and Lessee.

31.09  Successors and Assigns. Subject to the restrictions against assignment
       ----------------------
and subletting by Lessee, this Lease shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

       IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

LESSOR:                                     LESSEE:

JACK DYMOND ASSOCIATES                      CATALYTICA, INC.


By /s/ [ILLEGIBLE]^^                        By /s/ Ricardo B. Levy
  -----------------------------               -------------------------
                                              PRESIDENT

                                  EXHIBIT "B"
                                  -----------


                           Rights of First Refusal
                             430 Ferguson Drive
                         Buildings No. 1, 2, 3, and 4
                        Mountain View, California 94043

                               Priority Rank
                         First Refusal Leasing Rights
                            as Open Space Occurs
                            --------------------

                                                           Period of Extension Upon
             Current Lease Term      Bldg. 1   Bldg. 4     Renewal of Existing Lease
             ------------------      -------   -------     -------------------------
Catalytica   01/01/93 to 02/01/98       2         3               5 years

Litton       10/01/89 to 12/31/96       -         -               3 years

                           FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE dated October 23, 1997, is by and between JACK DYMOND ASSOCIATES, a California general partnership ("LESSOR") and CATALYTICA, INC., a Delaware corporation ("LESSEE").

IT IS HEREBY AGREED:

That certain Lease dated January 1, 1993, by and between Lessor and Lessee concerning that certain industrial property known as 430 Ferguson Drive, in the city of Mountain View, county of Santa Clara, state of California (the "LEASE"), is hereby amended as follows:

1.  PREMISES: For all purposes of the Lease, the Premises shall be deemed to be:
    16,928 square feet of Building # One (1)                  (See Exhibit "A")
    18,000 square feet of Building # Two (2)
    35,000 square feet of Building # Three (3)
    and 15,000 square feet of Building # Four (4)

The Basic Lease Information set forth in this First Lease Addendum shall fully supersede and replace the Basic Lease Information which was part of the original Lease.

2. TERM: The term shall be for six (6) years for Building #1 and for five (5) years for Buildings #2, 3 and 4, all to be Coterminous. The Lease commencement date will be January 16, 1998 for Building #1 and January 1, 1999 for Buildings #2, 3 and 4. The Lease ending date will be December 31, 2003.

3. OPTION TO RENEW: Lessor shall grant Lessee one (1) option to renew their Lease for a period of five (5) years, under the same terms and conditions as are set forth in their existing Lease, except that the rent shall be based on the then fair market rate for similar properties in the immediate area. Lessee shall give Lessor no less than ONE HUNDRED EIGHTY (180) days written notice of their intent to exercise this option to renew.

4. RENT: Lessee shall pay to Lessor as Base Rent for the Premises, in lawful money of the UNITED STATES, payable in advance on or before the first day of each calendar month without any deductions, offsets or demands, the following amounts:

Building #1             Month               Rent
                        01 To 03            Free
                        04 To 36            .78/sq. ft./month NNN
                        37 To 72            .88/sq. ft./month NNN

Buildings #2, 3 and 4
                        01 To 60            .88/sq. ft./month NNN

                                  Pg. 1 of 2

                            FIRST ADDENDUM TO LEASE
                               OCTOBER 23, 1997
                      BETWEEN JACK DYMOND ASSOCIATES AND
                               CATALYTICA, INC.


5. USE OF PREMISES: General office, sales and marketing, R&D (chemical and biological labs, pilot plants, combustion laboratories, light manufacturing, and other related uses).

6. TENANT IMPROVEMENTS: (Building #1) Lessor, at Lessors sole cost and expense, shall remove metal plates from windows and restore walls from such removal. Carpets shall be shampooed.

7. All other terms and conditions of the Lease Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease the day and first above written.

LESSOR:

JACK DYMOND ASSOCIATES, a
California General Partnership


By: /s/ [ILLEGIBLE]
   ----------------------------

Title:  [ILLEGIBLE]
     --------------------------


LESSEE:

CATALYTICA, INC. a
Delaware Corporation


By: /s/ Ricardo B. Levy
   ----------------------------

Title:  CEO
     --------------------------

                                  Pg. 2 of 2

                                   EXHIBIT A

                              "EXHIBIT TO LEASE"

                                 [FLOOR PLAN]

                    430 FERGUSON DRIVE - BUILDING #1
                    MOUNTAIN VIEW, CA 94043

                                   EXHIBIT A

Dymond Industrial Park
Ferguson Drive, Mountain View

                               Lands of Sylvania

                                  [SITE PLAN]

                           SECOND ADDENDUM TO LEASE
                           ------------------------

This Second Addendum to Lease dated June 29, 1998, is by and between JACK DYMOND ASSOCIATES, A California general partnership ("Lessor") and CATALYTICA, INC., a Delaware Corporation ("Lessee").

IT IS HEREBY AGREED:


That certain lease dated January 1, 1993 and First Addendum to Lease dated October 23, 1997, by and between Lessor and Lessee concerning that certain industrial property known as 430 Ferguson Drive, in the City of Mountain View, County of Santa Clara, State of California (the "Lease"), is hereby amended as follows:

1. PARAGRAPH 3: "Option to renew First Addendum to Lease", delete entire paragraph and add: "Lessor shall grant Lessee one (1) option to renew their Lease for a period of five (5) years, under the same terms and conditions as are set forth in their existing Lease, except that the rent shall be based on the percentage increase, if any, in the Consumer Price Index of the Bureau of Labor and Statistics, U.S. Department of Labor, for Urban Wage Earners and Clerical Workers, Oakland-San Francisco Area, All Items (C.P.I.). The amount of such increase shall be calculated by multiplying the base rent provided in paragraph 4 - First Addendum to Lease- by a fraction, the numerator of which shall be the C.P.I. for the month in which the adjustment is made, and the denominator of which shall be the C.P.I. for the month in which the initial term of the First Addendum of Lease commences. The sum so calculated shall be added to the rent last paid (.88/ sq. ft./ month) provided in paragraph (4) of the First Addendum to Lease. In no event shall the rent be reduced below the amount last paid."

Not withstanding the above, the rate at the end of the original term shall be the existing rate plus 95% Of C.P.I.

2. PARAGRAPH 4: "Rent"; "First Addendum to Lease", Building #1, delete "Free rent months 01 to 03". Add the following: Rent for Building #1 shall commence effective July 1, 1998.

All other terms and conditions of the Lease Agreement and First Addendum to Lease shall remain in full force and effect.

                                  Pg. 1 of 2

                           SECOND ADDENDUM TO LEASE
                                 JUNE 29, 1998
                      BETWEEN JACK DYMOND ASSOCIATES AND
                               CATALYTICA, INC.


In Witness Whereof, Lessor and Lessee have executed this Lease the day and year first above written.


Lessor:

Jack Dymond Associates, a
California General Partnership


By: /s/ Betty [Illegible]
   ----------------------------

Title: Partner
     --------------------------


Lessee:

Catalytica, Inc. a
Delaware Corporation


By: /s/ Ricardo B. Levy
   ----------------------------

Title: PRESIDENT
     --------------------------

                                  Pg. 2 of 2

                                   EXHIBIT B
                                   ---------

                           Final Occupancy Premises

                                   EXHIBIT B

                           FINAL OCCUPANCY PREMISES

                                 [FLOOR PLAN]


SIGNED:   BILL KERBA                    JOHN GRATE
          /s/ BILL KERBA                /s/ JOHN GRATE

  DATE:   12/6/00                       12/6/00

[LOGO]                                            building 3
Catalytica

                                   EXHIBIT C
                                   ---------

                          Initial Occupancy Premises

                                   EXHIBIT C

                          INITIAL OCCUPANCY PREMISES

                                 [FLOOR PLAN]


SIGNED:   BILL KERBA                    JOHN GRATE
          /s/ BILL KERBA                /s/ JOHN GRATE

  DATE:   12/6/00                       12/6/00

[LOGO]                                            building 3
Catalytica

                                   EXHIBIT D
                                   ---------

                   Improvements to be Removed by Catalytica

1. Smart Lab Processing equipment, enclosure and related structures (including without limitation the heating and cooling equipment and pumps and electrical control panels)

                                   EXHIBIT D
                                   ---------

                              CONSENT OF LANDLORD

[LOGO OF CATALYTICA]

December 6, 2000



Mr. Ronald Meredith
Jack Dymond Associates
450 First Street
Los Altos, CA 94022

RE: Lease ("Lease") by and between Jack Dymond Associates ("Lessor") and Catalytica Combustion Systems, Inc. ("CCSI") for premises located at 430 Ferguson Drive, Mountain View, CA ("Premises")


Dear Ron:

By Lessor's signed acknowledgement of a letter that I sent you dated September 13, 2000, Jack Dymond Associates consented to the prospective assignment of the Lease from Catalytica Inc. ("Catalytica") to CCSI (which has since changed its name to Catalytica Energy Systems, Inc.) ("Assignment"). On and after the Effective Date of the Assignment, Catalytica will remain in a portion of the Premises under a Space Sharing Agreement to be completed with Catalytica Energy Systems, Inc. ("CESI"). The use by Catalytica of the portion of the Premises covered by the Space Sharing Agreement will remain unchanged after the Effective Date of the Assignment. As you know, under the terms of the Lease, despite the Assignment, Catalytica remains secondarily liable for the obligations of "Lessee" under the Lease after the Assignment.

Under Article 14 of the Lease, entry by CESI and Catalytica into the Space Sharing Agreement may require Lessor's consent. I am requesting by this letter that you agree that this notice is sufficient to satisfy all of the requirements of Article 14 of the Lease regarding the Space Sharing Agreement, and consent to the entry by CESI and Catalytica into a Space Sharing Agreement by signing the acknowledgement below.



430 Ferguson Drive
Mountain View, CA 94043-5272
650.960.3000 fax 650.960.0127
www.catalytica-inc.com

Mr. Ronald Meredith
Jack Dymond Associates
December 6, 2000
Page 2 of 2

Thank you very much for your cooperation. If you have any questions regarding this matter, please do not hesitate to call me.

Sincerely,

/s/ Bill Kerba

Bill Kerba
Director Facilities & E.H.&S.


Jack Dymond Associates hereby consents to the Space Sharing Agreement as set forth above:

JACK DYMOND ASSOCIATES

By: /s/ Betty [Illegible]
   ----------------------

Its: Partner
    ---------------------

                                   EXHIBIT E
                                   ---------

                    BILL OF SALE AND PERSONAL PROPERTY LIST

                                 BILL OF SALE
                                 ------------

     For good and valuable consideration the receipt of which is hereby acknowledged, Catalytica, Inc., a Delaware corporation ("Seller"), does hereby sell, transfer, and convey to Catalytica Energy Systems, Inc., a Delaware corporation, or its designated assignee ("Buyer"), all of Seller's rights, title, interests and claims whatever in the personal property identified on
Schedule 1 attached hereto ("Personal Property").
----------

SELLER:

Catalytica, Inc.,
a Delaware corporation

By:  ______________________

Its: ______________________



DATED this ___________ day of ___________, 2000.

                                  Schedule 1
                                  ----------

                               Personal Property

                        Catalytica Energy Systems, Inc.
                 Fixed Asset Transfers from Catalytica, Inc.

     Asset                                       Date                       Accum.          Book
      ID                    Description       in Service    Cost            Depr.           Value
   --------------------------------------------------------------------------------------------------
Summary
-------
     Laboratory Equipment                                 701,683.77       637,903.35       63,780.42
     Analytical Equipment                               1,177,728.47     1,018,879.58      158,848.89
     Office Equipment                                     231,336.37       158,879.92       72,456.45
     Computer Equipment                                   851,467.13       614,822.69      236,644.44
     Leasehold Improvements                             5,942,295.26     4,101,912.86    1,840,382.40
     Construction in Progress                           1,300,000.00             0.00    1,300,000.00
                                                      -----------------------------------------------
                                                       10,204,511.00     6,532,398.40    3,672,112.60
                                                      ===============================================

                        Catalytica Energy Systems, Inc.
                 Fixed Assets Transfers from Catalytica, Inc.

   Asset                                                      Date                                  Accum.             Book
    ID                 Description                         in Service             Cost              Depr.              Value
-----------------------------------------------------------------------------------------------------------------------------
Laboratory Equipment
--------------------
    10005   FAN MOTOR 7 1/2 HP                               02/01/93           2,041.00           1,598.78           442.22
    10010   LATHE                                            09/15/92          10,497.74          10,467.74             0.00
    10011   NO DESCRIPTION                                   11/15/92           9,524.23           9,524.23             0.00
    10014   MILLING DIGITAL DISPLAY                          05/15/93           2,157.14           2,157.14             0.00
    10021   Lab Benches                                      09/01/96           6,813.50           4,136.77         2,676.73
    10032   Main Lab Hoods & Benches                         02/01/97          63,905.66          48,994.33        14,911.33
    10032   Lab Hoods, Benches and Installation              11/01/97          21,041.71           9,268.37        11,773.34
    10032   Hood Installation                                12/15/97           1,599.00             685.29           913.71
    10038   Clark Forklift                                   03/01/98          22,750.63          12,512.85        10,237.78
    10042   Lab Benches & Cabinets                           05/01/98           4,917.56           2,540.74         2,376.82
     1005   Storage Cabinet for Chemicals                    07/15/82           1,504.37           1,504.37             0.00
    10063   Lab Benches                                      02/01/99          10,730.83           3,934.64         6,796.19
     1019   Steel Hood                                       06/01/83           2,600.00           2,600.00             0.00
     1022   Complete Welding Outfit                          08/24/83           1,848.95           1,848.95             0.00
     1046   Milling Machine                                  02/28/85           3,595.28           3,595.28             0.00
     1047   Lathe                                            03/26/85           3,500.00           3,500.00             0.00
     1073   Exhaust System                                   04/30/86           3,385.00           3,385.00             0.00
     1165   FUMED HOODS                                      02/20/87           1,511.91           1,511.91             0.00
     1179   WILTON BAND SAW                                  11/11/87           1,889.62           1,889.62             0.00
     1181   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1184   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1188   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1190   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1193   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1197   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1200   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1203   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1207   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1209   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1210   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1212   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1219   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1220   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1223   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1227   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1229   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1232   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1242   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1246   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1249   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     1266   Lab Hood                                         01/01/84           4,180.00           4,180.00             0.00
     2136   WELDING KIT                                      03/22/88           1,892.19           1,892.19             0.00
     2228   HOOD, BENCH & CABINETS                           09/15/88           9,634.21           9,634.21             0.00
     2229   HOOD, BENCH & CABINETS                           09/15/88           9,634.21           9,634.21             0.00
     2233   COMPRESSED AIR DRYER & CO2 REM                    09/08/88           2,688.91           2,688.91             0.00

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                                      Date                                  Accum.             Book
    ID                 Description                         in Service             Cost              Depr.              Value
-----------------------------------------------------------------------------------------------------------------------------
     2244   STORAGE BUILDING                                 09/08/88           6,892.37            6,892.37            0.00
     2257   MILLER PLAZCUT                                   09/08/88           2,354.00            2,354.00            0.00
     2270   HOOD, BENCH & CABINETS                           11/15/88           9,662.18            9,662.18            0.00
     2271   HOOD, BENCH & CABINETS                           11/15/88           9,662.18            9,662.18            0.00
     2398   CABLE SCANNER KIT                                05/15/89           1,547.00            1,547.00            0.00
     2483   FUME HOOD                                        08/15/89           4,258.61            4,258.61            0.00
     3000   COMPRESSOR                                       10/17/88           9,145.82            9,145.82            0.00
     3002   KAESER REGEN DRYER                               10/17/88           4,614.38            4,614.38            0.00
     3003   DEWPOINT MONITOR                                 10/17/88           2,814.64            2,814.64            0.00
     3124   MORI-SEIKI ENGINE LATHE                          02/15/89          11,385.00           11,385.00            0.00
    10008   OXYGEN ANALYZER                                  03/15/92           5,101.54            5,101.54            0.00
    10009   ZERO AIR GENERATOR                               06/15/92           8,574.77            8,574.77            0.00
    10012   OXYGEN ANALYZER MODEL 755R                       03/15/93           6,271.33            6,271.33            0.00
    10013   CO2 ANALYZER MODEL 880A                          03/15/93           8,813.25            8,813.25            0.00
    10015   TUBE FURNACE                                     03/15/94           3,339.51            3,220.22          119.29
    10016   FURNACE BOX                                      03/15/94           1,759.06            1,696.26           62.80
    10048   Ice Maker                                        08/01/98           2,326.29            1,085.60        1,240.69
    10055   Solvent Purifier                                 12/01/98          20,382.54            8,153.02       12,229.52
     1003   Ice Maker                                        04/14/82           1,732.94            1,732.94            0.00
     1037   Autoclave Reactor 300CC 316SS                    10/31/84           6,150.38            6,150.38            0.00
     1065   Centrifuge                                       11/06/85           6,214.06            6,214.06            0.00
     1094   HP 5880A Gas Chromatograph                       05/24/85          24,727.96           24,727.96            0.00
     1095   Used HP 5880A Gas Chromatoraph                   06/04/85          12,000.00           12,000.00            0.00
     1096   Used HP 5880A Gas Chromatoraph                   06/21/85          12,000.00           12,000.00            0.00
     1099   HP 5880A Gas Chromatograph                       03/26/86          22,755.95           22,755.95            0.00
    1100A   PROBE QNP W/5MM VT INSERT                        01/17/89          14,510.00           14,510.00            0.00
     1155   MDS-81D DIGESTION SYSTEM                         10/21/87           7,201.10            7,201.10            0.00
     2138   AUTOCLAVE 1 LITER TITANIUM REACT                 03/24/88          14,561.54           14,561.54            0.00
     2153   300 CC MAGNEDRIVE                                04/25/88          14,137.00           14,137.00            0.00
     2249   STIRRED AUTOCLAVE                                09/08/88          13,503.00           13,503.00            0.00
     2275   WILD STEREOMICROSCOPE                            10/17/88           5,395.40            5,395.40            0.00
     2427   STIRRED AUTOCLAVE                                06/15/89          22,790.39           22,790.39            0.00
     2521   DRY LAB - GLOVE BOX                              09/15/89           9,644.80            9,644.80            0.00
     2543   BLOWER FOR GLOVE BOX                             10/15/89           2,193.95            2,193.95            0.00
     3016   GC MAINFRAME, INTEGRATOR                         11/17/88          11,919.80           11,919.80            0.00
    3016B   GC MAINFRAME                                     12/17/88           3,060.20            3,060.20            0.00
     3039   GC MAINFRAME                                     11/17/88          26,512.33           26,512.33            0.00
     3050   TOP LOADING BALANCE                              12/17/88           2,250.00            2,250.00            0.00
     3053   COLLECTOR DIGILAB SER.#7865                      12/17/88           3,957.64            3,957.64            0.00
     3075   LAUDA REFRIDGERATED CIRCULATIN                   01/17/89           3,621.95            3,621.95            0.00
     3082   LABONCO GLOVE BOX MODEL 50350                    01/17/89           2,568.00            2,568.00            0.00
     3125   BC MAGNEDRIVE                                    02/15/89          17,210.73           17,210.73            0.00
     3126   BC MAGNEDRIVE                                    02/15/89          17,210.73           17,210.73            0.00
     3141   MAGNEDRIVE TITANIUM                              03/15/89           5,963.95            5,963.95            0.00
     3142   MODEL 6500 PORTABLE ELECTRO                      03/15/89           2,903.20            2,903.20            0.00
     3155   CIRCULATOR BATH                                  03/15/89           4,488.65            4,488.65            0.00
                                                                            ------------------------------------------------
                                                                              701,683.77          637,903.35       63,780.42

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

       Asset                                               Date                      Accum.         Book
        ID                 Description                  in Service        Cost         Depr.        Value
------------------------------------------------------------------------------------------------------------
Analytical Equipment
--------------------
        2259   MODEL 951A NO/NOX ANALYZER                 09/08/88      10,091.04     10,091.04          0.00
        2343   GA200 BALANCE                              04/15/89       2,300.50      2,300.50          0.00
        2529   X-RAY DEFFRACTOMETER                       09/15/89     150,695.00    150,695.00          0.00
        3094   CHEMI-SORB 2800                            01/17/89      97,567.13     97,567.13          0.00
        3094   Chemisorb Upgrade                          03/15/95      11,679.79     11,679.79          0.00
       30001   XRF/SEM-EDAX SCANNING ELECTRON             08/15/90     205,258.15    205,258.15          0.00
       30003   HIGH TEMP AIR ATTACHMENT                   10/15/90      30,963.00     30,963.00          0.00
       30004   WATER TO AIR CHILLER                       10/15/90       2,886.01      2,886.01          0.00
       30006   MICROWAVE ASHER                            11/15/90       7,783.82      7,783.82          0.00
       30010   AUTOPORE                                   01/15/91      40,946.79     40,946.79          0.00
       30012   CHILLER MODEL R050K                        09/08/92       2,639.05      2,639.05          0.00
       30014   ICP SPECTROMETER                           07/15/91     132,573.00    132,573.00          0.00
       30017   DIONEX ACI CHROMATOGRAPHY SYST             05/15/92       9,151.06      9,151.06          0.00
       30019   MICROWAVE SAMPLE PREP SYSTEM               10/15/92      15,356.93     15,356.93          0.00
       30022   CHROMATOGRAPHIC DATA SYSTEM                03/15/93       7,505.33      7,359.02        146.31
       30023   CHROMATOGRAPHIC DATA SYSTEM                03/15/93       7,505.34      7,359.03        146.31
       30025   NIKON OPTIPHOT M BRIGHTFIELD MIC           11/15/93       5,843.39      5,794.31         49.08
       30026   ASAP 2000 MICROPORE APPLICATION            12/15/93      35,000.00     34,713.92        286.08
       30027   ASAP 2000 MICROPORE APPLICATION            12/15/93      35,000.00     34,713.92        286.08
       30028   IXRF System                                07/15/95       6,000.00      6,000.00          0.00
       30029   HP VECTRA Computer                         10/01/96       4,175.84      3,479.87        695.97
       30032   HP 6890 GC                                 10/01/96      29,033.23     24,194.37      4,838.86
       30037   Fume Hood                                  11/01/97       3,000.00      1,850.00      1,150.00
       30041   Mettler Thermal Analysis System            05/01/98      92,133.39     47,602.25     44,531.14
       30043   MARS - Microwave Digestion System          06/01/98      23,169.43     11,584,72     11,584.71
       30048   Ratio Controller                           08/01/98       7,225.00      3,371.66      3,853.34
       30052   isorption Analyzer                         09/01/98      71,973.23     32,387.96     39,585.27
       30053   LAMBA 10 PC Spectometer                    12/01/98      11,548.72      4,619.48      6,929.24
       30055   Cryo Cooler                                02/01/99       2,883.63      1,057.33      1,826.30
       30061   Interface for Mass Spec                    06/01/99       3,961.51      1,188.45      2,773.06
       30070   Mass Spec-2910 Chemisorp Analyzer          08/01/99      56,337.35     15,023.29     41,314.06
       2529A   K DRIVE & 8 LINE INTERFACE                 07/15/90       3,335.55      3,335.55          0.00
       2529B   PELTIER DETECTOR                           03/15/94       5,438.75     25,248.25        190.50
       2529C   ON SAMPLER CHANGER                         03/15/94      11,907.50     11,818.33         89.17
      30001A   DESK II FOR XRF/SEM-EDAX                   08/15/90       6,553.75      6,553.75          0.00
       30016   VIDEO COPY PROCESSOR P68U                  04/15/92       1,813.61      1,813.61          0.00
      30026A   Sales Tax for Asset #30026 (Micropore)     04/01/96       2,887.50      2,887.50          0.00
      30027A   Sales Tax for Asset #30027 (Micropore)     04/01/96       2,887.50      2,887.50          0.00
       30077   IXRF Syste                                 12/01/99      10,716.75      2,143.34      8,573.41
               Mettler Thermal Analysis System            12/01/00     (10,000.00)         0.00    (10,000.00)
                                                                     1,177,728.47  1,018,879.58    158,848.89

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                                      Date                                  Accum.             Book
    ID                 Description                         in Service             Cost              Depr.              Value
-----------------------------------------------------------------------------------------------------------------------------
Office Equipment

     1103   Transcriber & Recorder                           06/04/82           1,556.90           1,556.90             0.00
     1109   IBM Selectric II Typewriter                      04/06/83           1,972.38           1,972.38             0.00
     1115   Hole Punching Machine                            10/15/84           1,730.35           1,730.35             0.00
     1127   Merlin Lettering System                          11/27/85           1,891.29           1,891.29             0.00
     1128   Poly Pro Storage Cabinet                         01/08/86           2,790.56           2,790.56             0.00
     1129   D Module                                         02/12/86           1,556.85           1,556.85             0.00
     1286   D Module                                         02/12/86           1,556.85           1,556.85             0.00
    40272   LIFECYCLE                                        02/15/91           2,455.65           2,455.65             0.00
    40273   LIFECYCLE                                        02/15/91           2,455.65           2,455.65             0.00
    40309   FIRE PROOF LATERAL FILE 4 DRAWER                 05/15/92           2,001.66           2,001.66             0.00
    40310   FIRE PROOF LATERAL FILE 4 DRAWER                 05/15/92           2,001.66           2,001.66             0.00
    40311   FIRE PROOF LATERAL FILE 4 DRAWER                 05/15/92           2,001.66           2,001.66             0.00
    40312   FIRE PROOF FILE CABINET 4 DRAWER                 05/15/92           2,001.66           2,001.66             0.00
    40313   FIRE PROOF FILE CABINET 4 DRAWER                 05/15/92           2,001.67           2,001.67             0.00
    40314   FIRE PROOF FILE CABINET 4 DRAWER                 05/15/92           2,001.67           2,001.67             0.00
    40315   FIREPROOF LATERAL FILE                           08/15/92           2,112.73           2,112.73             0.00
    40316   FIREPROOF LATERAL FILE                           08/15/92           2,112.74           2,112.74             0.00
    40317   FIREPROOF LATERAL FILE                           08/15/92           2,112.74           2,112.74             0.00
    40319   RICOH FACSIMILE                                  10/15/92           3,564.68           3,564.68             0.00
    40320   FIRE-PROOF FILE CABINET                          03/15/93           1,698.36           1,698.36             0.00
    40321   FIREPROOF LATERAL FILE                           05/15/93           1,880.51           1,880.51             0.00
    40322   MITA DC-7090 COPIER                              05/15/93          12,448.75          12,448.75             0.00
    40323   PAPER SHREDDER-HEAVY DUTY                        07/15/93           1,853.80           1,853.80             0.00
    40324   RICOH FACSIMILE                                  03/15/94           2,863.22           2,863.22             0.00
    40325   Ricoh Facsimile                                  11/15/94           2,159.59           2,159.59             0.00
    40326   Telephone System                                 11/15/94          12,990.00          12,990.00             0.00
    40327   Receptionist Area Furniture                      08/01/97           4,194.35           2,796.23         1,398.12
    40328   Mail Boxes                                       01/15/98           5,251.80           3,063.55         2,188.25
    40329   Phone System                                     03/15/98         122,774.96          67,526.22        55,248.74
    40330   Stations                                         07/01/98           9,967.57           4,817.65         5,149.92
    40331   Phone System (labor)                             08/01/98           5,200.00           2,253.33         2,946.67
    40332   Lateral File                                     10/01/98           2,535.63           1,098.77         1,436.86
    40333   Fire Proof Cabinet                               04/01/99           2,819.24             939.75         1,879.49
    40334   Lateral File                                     11/01/99           2,819.24             610.84         2,208.40
                                                                              231,336.37         158,879.92        72,456.45

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

Asset                                            Date                      Accum.       Book
 ID           Description                     in Service        Cost        Depr.       Value
----------------------------------------------------------------------------------------------
Computer Equipment
   60089 Dell Pentium Computer                 02/01/96       2,430.84     2430.84        0.00
   60093 Dell Pentium Computer                 03/01/96       2,297.23     2297.23        0.00
   60094 Acma Pentium 133 Computer             04/01/96       2,138.06     2138.06        0.00
   60106 Acma Pentium 133 Computer             09/01/96       1,959.20     1959.20        0.00
   60110 HP OmniBook 800CS Laptop Computer     11/01/96       3,940.94     3940.94        0.00
   60114 Power Center 132 Computer             12/01/96       2,594.06     2594.06        0.00
   60117 Dell Pentium 200 Computer             02/01/97       3,144.20     3144.20        0.00
   60131 Dell Pentium 200 Computer             04/01/97       2,615.14     2615.14        0.00
   60133 Dell pentium 200 Computer             04/01/97       2,604.33     2604.33        0.00
   60136 Powerbook 3400                        05/01/97       6,316.90     6316.90        0.00
   60138 Dell Pentium 200 Computer             05/01/97       2,363.32     2363.32        0.00
   60145 Dell Pentium 200 Computer             07/01/97       2,538.48     2538.48        0.00
   60146 Dell Pentium 200 Computer             07/01/97       2,538.48     2538.48        0.00
   60151 Acma pentium Computer                 08/01/97       2,472.69     2472.69        0.00
   60152 Acma Pentium Computer                 08/01/97       2,472.69     2472.69        0.00
   60156 Coastline P200 Computer               11/01/97       2,428.23     2428.23        0.00
   60159 Acma Pentium 200 Computer             11/01/97       2,454.29     2454.29        0.00
   60161 Acma Pentium Pro 200 Computer         11/01/97       2,454.29     2454.29        0.00
   60167 Power Center Pro 180 Computer         11/01/97       2,356.28     2356.28        0.00
   60183 Dell Pentium II 266 Computer          02/15/98       2,563.36     2420.94      142.42
   60186 Acme Pentium II 266 Computer          03/01/98       2,601.25     2384.47      216.78
   60189 Acma Pentium II 266 Computer          03/01/98       2,393.10     1927.77      465.33
   60199 Acma Pentium II 266 Computer          04/01/98       2,522.48     2242.21      280.27
   60201 IBM Thinkpad                          05/01/98       3,904.58     3362.28      542.30
   60207 Pentium II-333 Computer               06/01/98       2,627.07     2189.22      437.85
   60213 Pentium II-333 Computer               06/01/98       2,383.51     1986.25      397.26
   60223 Pentium Computer System               08/01/98       2,368.51     1842.16      526.35
   60224 Pentium computer system               08/01/98       2,056.75     1599.68      457.07
   60225 Pentium Computer System               08/01/98       2,056.75     1599.68      457.07
   60226 Pentium Computer System               08/01/98       2,056.75     1599.68      457.07
   60246 Pentium II - D233ST system            10/01/98       3,441.27     2485.35      955.92
   60247 Pentium II - D300XT system            10/01/98       3,746.54     2705.83     1040.71
   60248 Latitude CPI                          10/01/98       4,623.35     3339.09     1284.26
   60249 Screamer Workstation                  11/01/98      17,637.96    12284.58     5389.38
   60250 Pentium II 350 Computer               11/01/98       1,950.51     1354.51      596.00
   60254 Pentium II-450 System                 12/01/98       4,045.56     2697.04     1348.52
   60266 Toshiba Portage Notebook              03/01/99       2,647.80     1544.55     1103.25
   60273 Toshiba Portage Computer              04/01/99       2,832.68     1479.28     1353.40
   60279 HP Laser Printer                      07/01/99       3,005.02     1419.03     1585.99
   60280 Laptop PII / 366                      07/01/99       4,826.96     2279.39     2547.57
   60284 Pentium II                            09/01/99       2,432.64     1013.59     1419.05
   60289 Pentium II                            09/01/99       1,771.23      738.00     1033.23
   60298 Pentium II                            11/01/99       1,770.95      639.51     1131.44
   60300 Latitude C                            11/01/99       3,075.37     1110.54     1964.83
   60301 IBM Tinkpa                            11/01/99       3,797.41     1371.28     2426.13
   60308 Pentium II                            01/01/00       1,671.64      510.77     1160.87
   60309 Pentium II                            01/01/00       1,409.67      430.73      978.94
   60311 Pent II wi                            04/01/99       2,852.65     1584.80     1267.85
   60312 Latitude C                            02/01/00       3,239.92      899.98     2339.94
   60313 Latitude C                            02/01/00       3,239.92      899.98     2339.94
   60314 Latitude C                            02/01/00       3,239.92      899.98     2339.94
   60315 Pentium II                            02/01/00       2,050.51      569.59     1480.92
   60316 Pentium II                            02/01/00       2,050.52      569.59     1480.93

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                                      Date                                  Accum.             Book
    ID                 Description                         in Service             Cost              Depr.              Value
-----------------------------------------------------------------------------------------------------------------------------
    60319   IBM 600 Th                                       04/01/00           4,119.93             915.53          3204.40
    60322   IBM 600 Th                                       05/01/00           4,894.27             951.66          3942.61
    60326   IBM Thinkp                                       08/01/00           3,768.28             418.69          3349.59
    60328   Pentinum III 700 System                          10/01/00           2,127.63             118.20          2009.43
    60332   IBM Thinkpad T20                                 10/01/00           3,641.12             202.28          3438.84
    60084   Dell Pentium Computer                            01/15/96           2,261.67            2261.67             0.00
    60085   Dell Pentium Computer                            01/15/96           2,178.70            2178.70             0.00
    60086   Dell Pentium Computer                            02/01/96           2,155.00            2155.00             0.00
    60088   Dell Pentium Computer                            02/01/96           2,185.34            2185.34             0.00
    60097   Pentium 133 Computer                             05/01/96           1,707.07            1707.07             0.00
    60098   Pentium 133 Computer                             05/01/96           1,707.06            1707.06             0.00
    60099   Acma Pentium Computer                            06/01/96           2,138.06            2138.06             0.00
    60103   Acma Pentium 166 Computer                        08/01/96           2,260.90            2260.90             0.00
    60109   Acma Pentium 133 Computer                        11/01/96           1,930.11            1930.11             0.00
    60111   Acma Pentium 133 Computer                        11/01/96           1,930.11            1919.00            11.11
    60115   Acma Pentium 133 Computer                        12/01/96           1,930.11            1930.11             0.00
    60124   Dell pentium 200 Computer                        04/01/97           2,632.34            2632.34             0.00
    60154   Acma Pentium 200 Computer                        09/01/97           2,472.69            2472.69             0.00
    60169   DELL PENTIUM II 300 COMPUTER                     12/15/97           3,235.62            3235.62             0.00
    60202   Pentium II - 266 Computer                        05/01/98           2,484.34            2139.29           345.05
    60206   Pentium II - 333 Computer                        06/01/98           2,627.07            2189.22           437.85
    60264   Latitude Notebook                                03/01/99           3,741.14            2182.33          1558.81
    60293   Pentium II                                       11/01/99           1,573.95             568.37          1005.58
    60292   Pentium II                                       11/01/99           1,573.95             568.36          1005.59
    60294   Pentium II                                       11/01/99           1,573.95             568.36          1005.59
    60295   Pentium II                                       11/01/99           1,573.95             568.36          1005.59
    60291   Pentium II                                       11/01/99           1,573.97             568.36          1005.61
    60297   Latitude C                                       11/01/99           3,075.37            1110.54          1964.83
    60317   Pentium II                                       03/01/00           2,020.87             505.21          1515.66
    60318   Latitude C                                       03/01/00           3,224.77             806.19          2418.58
    60324   Latitude C                                       07/01/00           3,173.38             440.75          2732.63
    60325   Latitude C                                       07/01/00           3,173.37             440.75          2732.62
    60331   IBM Thinkpad T20                                 10/01/00           3,641.13             202.34          3438.79
    60083   Toshiba Pentium 400CS                            12/15/95           3,828.93            3828.93             0.00
    60087   Dell Pentium Computer                            02/01/96           4,526.58            4526.58             0.00
    60101   Acma Pentium 133 Computer                        07/01/96           2,047.55            2047.55             0.00
    60107   Acma Pentium 133 Computer                        11/01/96           1,930.11            1930.11             0.00
    60113   Acma Pentium Computer                            11/01/96           1,930.10            1930.10             0.00
    60122   Dell Pentium 200 Computer                        04/01/97           2,632.33            2632.33             0.00
    60137   Powerbook 3400                                   05/01/97           7,083.90            7083.90             0.00
    60141   Laptop Computer                                  06/01/97           5,647.44            5647.44             0.00
    60142   Dell Pentium 200 Computer                        07/01/97           2,681.91            2681.91             0.00
    60166   Power Center Pro 180 Computer                    11/01/97           2,356.29            2356.29             0.00
    60173   Acma Pentium II 266 Computer                     02/15/98           2,649.13            2501.95           147.18
    60174   Acma Pentium II 266 Computer                     02/15/98           2,649.13            2501.95           147.18
    60175   Acma Pentium II 266 Computer                     02/15/98           2,649.14            2501.97           147.17
    60176   Acma Pentium II 266 Computer                     02/15/98           2,649.14            2501.97           147.17
    60190   Acma Pentium II Computer                         04/01/98           2,605.84            2099.14           506.70
    60191   Acma Pentium II Computer                         04/01/98           2,605.83            2316.29           289.54
    60205   Pentium II - 333 Computer                        06/01/98           2,643.31            2202.75           440.56
    60210   Pentium II - 333 Computer                        06/01/98           2,643.31            2202.75           440.56
    60245   PC Notebook - Pent II - D266                     09/01/98           4,836.61            3627.45          1209.16
    60268   Pentium II - 450 System                          03/01/99           4,683.15            2731.84          1951.31
    60320   Pentium II                                       04/01/00          12,080.13            2684.47          9395.66
    60321   Tape Backu                                       05/01/00           4,710.14             951.86          3794.28

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                                 Date                        Accum.          Book
     ID                 Description                   in Service        Cost          Depr.          Value
-------------------------------------------------------------------------------------------------------------
     60090 Acma Pentium 133 Computer                   03/01/96       2,174.70       2174.70          0.00
     60091 Acma Dual Pentium 133 Computer (Serve       03/01/96       6,409.27       6409.27          0.00
     60092 Toshiba P90 Notebook                        03/01/96       4,316.94       4316.94          0.00
     60095 Data Link Equipment                         04/01/96       5,404.04       5404.04        199.73
     60096 Powermac 7200                               05/01/96       2,770.20       2770.20          0.00
     60100 Acma Pentium 166System                      07/01/96       2,638.02       2638.02          0.00
     60102 Share Data Stock Software                   09/01/96       6,496.55       6496.55          0.00
     60104 INKS-High Speed Network Connection to I     10/01/96       4,745.49       4745.49          0.00
     60105 Internet Server                             09/01/96       2,389.45       2389.45          0.00
     60108 Acma Pentium 133 Computers                  11/01/96       2,054.02       2054.02          0.00
     60112 HP Laserjet 5 Printer                       11/01/96       2,046.17       2046.17          0.00
     60116 Acma Pentium 166 Computer                   12/01/96       1,862.22       1862.22          0.00
     60118 Dell Pentium 200 Computer                   02/01/96       2,707.82       2707.82          0.00
     60119 Computer Prpjector                          02/01/97       5,446.44       5446.44          0.00
     60120 Powerbook 1400c 117MHZ                      02/01/97       5,145.38       5145.38          0.00
     60121 Dell Pentium 200 Computer                   02/01/97       2,632.33       2632.33          0.00
     60123 Dell Pentium 200 Computer                   04/01/97       2,632.33       2632.33          0.00
     60125 Dell Pentium 200 Computer                   04/01/97       2,740.10       2740.10          0.00
     60126 Dell Pentium 200 Computer                   04/01/97       2,740.10       2740.10          0.00
     60127 HP Deskjet 1600CM Color Printer             04/01/97       2,250.90       2250.90          0.00
     60128 Shiva LanRover (Remote Access Device)       04/01/97       3,370.88       3370.88          0.00
     60129 Powerbase 603e Computer                     04/01/97       2,239.61       2239.61          0.00
     60130 HP Vectra P166 Computer                     04/01/97       3,031.00       3031.00          0.00
     60132 Dell Pentium 200 Computer                   04/01/97       2,604.34       2604.34          0.00
     60134 Dell Pentium 200 Computer                   04/01/97       2,722.86       2722.86          0.00
     60140 Dell Pentium Pro Network Server             05/01/97       7,513.89       7513.89          0.00
     60139 Videoconferencing Computer                  07/01/97       2,570.62       2570.62          0.00
     60143 Dell Pentium 200 Computer                   07/01/97       2,681.91       2681.91          0.00
     60144 HP Laserjet 5M                              07/01/97       1,730.92       1730.92          0.00
     60147 Dell Latitude Notebook M166 Computer        07/01/97       4,312.68       4312.68          0.00
     60148 Powerbase 603e Computer                     07/01/97       2,199.61       2199.61          0.00
     60149 Videoconferencing Equipment                 08/01/97      10,318.59      10318.59          0.00
     60150 Acma Pentium 200 Computer                   08/01/97       2,769.29       2769.29          0.00
     60153 Power Center Pro 180 Computer               08/01/97       2,209.59       2209.59          0.00
     60155 Acma Pentium 200 Computer                   11/01/97       2,454.29       2454.29          0.00
     60157 Vectra P200 Computer                        11/01/97       2,531.97       2531.97          0.00
     60158 Videoconference Equipment                   11/01/97       6,334.84       6334.84          0.00
     60160 IBM Thinkpad Computer                       11/01/97       4,137.32       4137.32          0.00
     60162 Acma Pentium II 266 Computer                11/01/97       2,627.48       2627.48          0.00
     60163 Acma Pentium II 266 Computer                11/01/97       2,627.49       2627.49          0.00
     60164 HP Laserjet 5 Printer                       11/01/97       1,586.95       1586.95          0.00
     60168 CISCO PIX                                   12/15/97      18,394.20      18394.20          0.00
     60170 Dell Laptop Inspiron Computer               01/15/98       3,899.15       3790.85        108.30
     60171 Dell Pentium II 300 Computer                01/15/98       3,182.55       3094.14         88.41
     60172 Dell Pentium II 233 Computer                01/15/98       2,263.52       2200.65         62.87
     60177 Dell Laptop Inspiron Computer               02/15/98       3,541.94       3345.17        196.77
     60178 HP Laserjet 400N Printer                    02/15/98       1,586.94       1498.77         88.17
     60180 Network Switchers, Hubs, & Cable Upgrad     03/15/98      40,682.70      37292.47      3,390.23
     60181 Deskjet 1600CM Printer                      02/15/98       2,052.42       1938.39        114.03
     60182 IBM Thinkpad Computer                       02/15/98       4,915.63       4642.53        273.10
     60184 Acma Pentium II 266                         02/15/98       2,400.16       2266.80        133.36
     60185 Acma Pentium II 266 Computer                02/15/98       2,400.16       2266.80        133.36
     60187 Acma Pentiumii 266 Computer                 03/01/98       2,601.25       2384.47        216.78
     60188 Acma Pentium II Computer                    03/01/98       2,378.51       2180.31        198.20
     60192 Acma Pentium II 266 Computer                04/01/98       2,346.03       2085.36        260.67

                        Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                                 Date                        Accum.          Book
     ID                 Description                   in Service        Cost          Depr.          Value
-------------------------------------------------------------------------------------------------------------
     60196 e 97 Software                               04/01/98       1,558.80       1385.60         173.20
     60198 HP LaserJet 400N                            04/01/98       1,550.14       1377.90         172.24
     60200 Acma Pentium II 266 Computer                04/01/98       2,522.48       2102.08         420.40
     60203 Pentium II - 333 Computer                   05/01/98       7,011.61       5648.24        1363.37
     60204 Pentium II - 266 Computer                   05/01/98       9,704.87       8356.98        1347.89
     60208 Pentium II - 333 Computer                   06/01/98       2,643.31       2202.75         440.56
     60209 Pentium II - 400 Computer                   06/01/98       2,821.92       2351.60         470.32
     60211 IBM Thinkpad                                06/01/98       5,651.73       4709.77         941.96
     60212 Platinum System Manager                     06/01/98       4,150.57       3458.80         691.77
     60214 Dual Network Server- Finance                06/01/98      11,173.41       9311.17        1862.24
     60215 IntraNet Server                             06/01/98      11,173.41       9311.17        1862.24
     60204 Software for Pent II system                 06/01/98       1,090.08        908.40         181.68
     60216 Pentium II - 333 System                     07/01/98       2,112.89       1702.05         410.84
     60218 Matrix 5000 MultiServer                     07/01/98       4,118.91       3318.01         800.90
     60219 SmartCell - Matrix 5000                     07/01/98       1,357.46       1093.51         263.95
     60220 Cable Rack                                  07/01/98       2,047.66       1649.50         398.16
     60221 SuperStack Switches/Hub                     07/01/98       7,069.81       5695.11        1374.70
     60222 Desk Jet Printer                            07/01/98       2,029.69       1635.02         394.67
     60227 Dual Pentium Server                         08/01/98       6,497.01       5053.22        1443.79
     60229 HP Laser Jet Printer                        09/01/98       1,536.07       1152.05         384.02
     60230 Smart Ups                                   09/01/98         784.81        588.60         196.21
     60231 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60232 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60233 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60234 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60235 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60236 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60237 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60238 Pentium II - 333 System                     09/01/98       1,788.14       1341.10         447.04
     60243 Pentium II - 333 System                     09/01/98       2,057.68       1543.25         514.43
     60244 Pentium II - 333 System                     09/01/98       2,057.69       1543.27         514.42
     60245 Pentium II - D266XT system                  10/01/98       4,295.36       3102.21        1193.15
     60251 Pentium II 350 Computer                     11/01/98       1,950.51       1354.21         596.30
     60253 Think Pad PII300                            12/01/98       5,183.01       3455.33        1727.68
     60255 NT Server                                   02/01/99      11,755.46       7183.89        4571.57
     60256 HP LaserJet                                 02/01/99       1,220.87        746.08         474.79
     60257 CompuSwitch & mount                         02/01/99       1,462.57        893.79         568.78
     60258 Amplifier/Wireless                          02/01/99       2,055.23       1255.98         799.25
     60259 Voice & Data Cabling                        02/01/99       7,074.00       4323.00        2751.00
     60261 Pentium II - 450 system                     02/01/99       2,376.35       1452.22         924.13
     60262 Pentium II - 450 system                     02/01/99       2,592.85       1584.51        1008.34
     60263 Dual Pentium Server                         03/01/99      11,417.39       6660.15        4757.24
     60265 Latitude Notebook                           03/01/99       4,033.42       2352.83        1680.59
     60267 Network Hub & Switches                      03/01/99       4,005.89       2336.77        1669.12
     60271 HP LaserJet Printer                         04/01/99       1,521.37        507.12        1014.25
     60272 Disk Drive for IIPO                         04/01/99       1,623.75        541.24        1082.51
     60274 Pentium II - 450 Computer System            05/01/99       2,197.95       1160.02        1037.93
     60276 HP 8500DN Printer                           05/01/99       8,747.68       4616.82        4130.86
     60277 Pentium II Computer                         06/01/99       1,882.31        941.16         941.15
     60278 IBM ThinkPad & accessories                  06/01/99       3,930.56       1965.28        1965.28
     60282 Internet M                                  09/01/99       7,898.18       3290.91        4607.27
     60283 Laptop - I                                  09/01/99       4,358.98       1816.23        2542.75
     60285 Pentium II                                  09/01/99       1,771.23        738.00        1033.23
     60286 Pentium II                                  09/01/99       1,771.23        738.00        1033.23
     60290 Pentium II                                  09/01/99       1,771.22        738.00        1033.23

                       Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                             Date                             Accum.        Book
    ID                          Description        in Service            Cost          Depr.        Value
---------------------------------------------------------------------------------------------------------
    60288   Pentium II                              09/0l/99          2,113.30       880.53      1232.77
    60302   NT Server                               11/01/99          1,932.52       697.84      1234.68
    60303   Team Stati                              12/0l/99         16,408.93      5469.63     10939.30
    60304   Dell Pent                               12/01/99          1,552.30       517.43      1034.87
    60305   Dell Pent                               12/01/99          1,552.30       517.43      1034.87
    60306   Dell Pent                               12/01/99          1,552.30       517.43      1034.87
    60307   Dell Pent                               12/01/99          1,552.30       517.43      1034.87
    60323   IBM Thinkp                              07/01/00          3,579.35       497.13      3082.22
    60327   Bldg 3 Net                              04/01/00         31,567.28      7014.95     24552.33
    60329   Quantum Snap Server                     10/01/00          4,029.45       223.86      3805.59
    60330   Quantum Snap Server                     10/01/00          4,029.45       223.86      3805.59
    60333   Pentinum III - 700 System               10/01/00          1,940.77       107.82      1832.95
            November Adds                           11/01/00         13,517.64                  13517.64
                                                                    851,467.13   614,822.69   236,644.44

                       Catalytica Energy Systems, Inc.
                  Fixed Asset Transfers from Catalytica, Inc.

   Asset                                           Date                          Accum.          Book
    ID                          Description      in Service         Cost          Depr.          Value
---------------------------------------------------------------------------------------------------------
Leasehold Improvements
    1998-9805 Building 1                         09/01/98        730,867.02      164,445.07     566,421.95
    1998-9805 Bldg 1 Ren                         09/01/98          7,035.89        1,583.07       5,452.82
    1998-9809 Main Lab E                         10/01/98        329,933.08       71,485.50     258,447.58
    1999-9821 Bldg 4 Ren                         04/01/99        330,014.03       13,750.58     316,263.45
    2000-9904 Bldg 3 Off                         04/01/00        743,353.49       49,556.89     693,796.60
    LH1985  LHI 1985                             07/01/85        806,736.50      806,736.50           0.00
    LH1986  LHI 1986                             07/01/86            935.00          935.00           0.00
    LH1988  LHI 1988                             07/01/86        192,662.79      192,662.79           0.00
    LH1989  LHI 1989                             07/01/86         84,021.88       84,021.88           0.00
    LH1990  LHI 1990                             06/l5/90        364,972.41      364,972.41           0.00
    LH1991  LHI 1990                             07/01/91      1,063,103.09    1,063,103.09           0.00
    LH1992  LHI 1992                             07/01/92      1,221,653.84    1,221,653.84           0.00
    LH1993  LHI 1993                             07/01/93         47,862.73       47,862.73           0.00
    LH1994  LHI 1994                             07/01/94          6,462.10        6,462.10           0.00
    LH1995  LHI 1995                             07/01/95         12,681.41       12,681.41           0.00
                                                               5,942,295.26    4,101,912.86   1,840,382.40

Construction in Progress                                       Book Value
------------------------                                       ----------

Smart Lab (Scale-up lab for Pharmaceuticals)                $  600,000.00
Building 2 Leasehold Improvements                              550,000.00 (1)
NovoTech Laboratory Improvements                               150,000.00 (2)
                                                            -------------
                                                             1,300,000.00
                                                            -------------

     (1) Of this amount $300,000.00 was spent after August 1, 2000 and to the extent paid by Catalytica, Inc. or a Non-Energy Subsidiary will be considered a contribution to CESI included in the Capitalization Amount in the calculation of the `Cash Amount'.

     (2) To the extent paid by Catalytica, Inc. or a Non-Energy Subsidiary, this amount will be considered a contribution to CESI included in the Capitalization Amount in the calculation of the `Cash Amount'.